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                                                                    Exhibit 4.8






                         LEHMAN BROTHERS HOLDINGS INC.

                           TAX DEFERRED SAVINGS PLAN





                     (as restated effective January 1, 1989
                and subsequently amended through August 26, 1993





                                                        October 21, 1993 Edition

                         LEHMAN BROTHERS HOLDINGS INC.

                           TAX DEFERRED SAVINGS PLAN

               As Amended and Restated Effective January 1, 1993


                               Table of Contents


INTRODUCTION

ARTICLE I       DEFINITIONS

   1.1    Act     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.2    Affiliate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.3    Alternate Payee   . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.4    American Express Stock  . . . . . . . . . . . . . . . . . . . . . . .
   1.5    Basic Contributions   . . . . . . . . . . . . . . . . . . . . . . . .
   1.6    Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.7    Black Out Period  . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.8    Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . .
   1.9    Code    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.10   Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.11   Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.12   Company Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.13   Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.14   Disability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.15   Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.16   Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.17   Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.18   Employer Contributions  . . . . . . . . . . . . . . . . . . . . . . .
   1.19   Employment Date   . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.20   Employer Suspense Account   . . . . . . . . . . . . . . . . . . . . .
   1.21   Highly Compensated Employee   . . . . . . . . . . . . . . . . . . . .
   1.22   Hour of Service   . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.23   Investment Fund   . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.24   Matching Contributions  . . . . . . . . . . . . . . . . . . . . . . .
   1.25   Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.26   Member's Account  . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.27   Merger Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.28   Month of Service  . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.29   Participant   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.30   Plan    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.31   Plan Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.32   Qualified Domestic Relations Order  . . . . . . . . . . . . . . . . .
   1.33   Quarterly Window Date   . . . . . . . . . . . . . . . . . . . . . . .
   1.34   Restatement Date  . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.35   Trust Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.36   Trust Fund(s)   . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.37   Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   1.38   Valuation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .




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ARTICLE II     ELIGIBILITY FOR PARTICIPATION

   2.1   Eligibility for Participation  . . . . . . . . . . . . . . . . . . . .
   2.2   Effective Date of Participation  . . . . . . . . . . . . . . . . . . .
   2.3   Duration of Participation  . . . . . . . . . . . . . . . . . . . . . .
   2.4   Reemployment   . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE III    BEFORE TAX SAVINGS, ROLLOVER CONTRIBUTIONS
               AND TRANSFERS

   3.1   Before Tax Savings   . . . . . . . . . . . . . . . . . . . . . . . . .
   3.2   Allocation to Participant's Account  . . . . . . . . . . . . . . . . .
   3.3   Participant's Election of Before Tax Savings   . . . . . . . . . . . .
   3.4   Limitation on Before Tax Savings Contributions   . . . . . . . . . . .
   3.5   Contributions in Excess of Section 401(k) Limit  . . . . . . . . . . .
   3.6 - Adjustment of Before Tax Savings Contributions   . . . . . . . . . . .
   3.7   Multiple Arrangements for Highly Compensated
               Employees Combined   . . . . . . . . . . . . . . . . . . . . . .
   3.8 - Rollover Contributions and Other Transfers
                from Qualified Plans  . . . . . . . . . . . . . . . . . . . . .

ARTICLE IV     EMPLOYER CONTRIBUTIONS

   4.1   Employer Contributions   . . . . . . . . . . . . . . . . . . . . . . .
   4.2   Transfer to Trust Fund   . . . . . . . . . . . . . . . . . . . . . . .
   4.3   Allocation to Participant's Account  . . . . . . . . . . . . . . . . .
   4.4   Employer In-Kind Contributions   . . . . . . . . . . . . . . . . . . .

ARTICLE V      LIMITATIONS ON ANNUAL ADDITIONS TO
               PARTICIPANT'S ACCOUNT

   5.1   Limitations on Annual Additions  . . . . . . . . . . . . . . . . . . .
   5.2   Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   5.3   Ordering Rule for Multiple Plans   . . . . . . . . . . . . . . . . . .
   5.4   Coverage by Defined Benefit Plan   . . . . . . . . . . . . . . . . . .
   5.5   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   5.6   Limitation Year  . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VI     INVESTMENT OF TRUST FUND AND MEMBER'S ELECTIONS

   6.1   Member's Elections - Investment Options  . . . . . . . . . . . . . . .
   6.2 - Investment Transfers   . . . . . . . . . . . . . . . . . . . . . . . .
   6.3 - Investing Basic and Matching Contributions   . . . . . . . . . . . . .
   6.4   Investing of Employer Suspense Account   . . . . . . . . . . . . . . .
   6.5   Transfer of Assets   . . . . . . . . . . . . . . . . . . . . . . . . .
   6.6   Voting of Company Stock  . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VII    VESTING, DISTRIBUTION TO MEMBERS

   7.1   Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   7.2   Distribution Upon Termination of Employment  . . . . . . . . . . . . .



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   7.3   Distribution Upon Death  . . . . . . . . . . . . . . . . . . . . . . .
   7.4   Delayed Distribution   . . . . . . . . . . . . . . . . . . . . . . . .
   7.5   Timing of Distribution   . . . . . . . . . . . . . . . . . . . . . . .
   7.6   Distribution Upon Attainment of Age 70-1/2   . . . . . . . . . . . . .
   7.7   Distributions in Cash and Stock  . . . . . . . . . . . . . . . . . . .
   7.8   Withdrawals After Attainment of 59-1/2   . . . . . . . . . . . . . . .
   7.9   Hardship Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . .
   7.10  Debiting of Investment Fund  . . . . . . . . . . . . . . . . . . . . .
   7.11  Distributions to Alternate Payees  . . . . . . . . . . . . . . . . . .
   7.12  Fund to Fund Transfers   . . . . . . . . . . . . . . . . . . . . . . .
   7.13  Direct Rollover of Eligible Rollover
               Distributions  . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VIII   FINANCING

   8.1   Trust Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   8.2   Contributions to the Trust   . . . . . . . . . . . . . . . . . . . . .
   8.3   Contributions in American Express Stock  . . . . . . . . . . . . . . .
   8.4   Non-Reversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   8.5   Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   8.6   Rights in the Trust Fund   . . . . . . . . . . . . . . . . . . . . . .
   8.7   Exclusive Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE IX     ACCOUNTS AND RECORDS OF THE PLAN

   9.1   Accounts and Records   . . . . . . . . . . . . . . . . . . . . . . . .
   9.2   Investment Funds   . . . . . . . . . . . . . . . . . . . . . . . . . .
   9.3   Adjustments to Member's Account to Reflect the
               Net Worth of the Investment Fund   . . . . . . . . . . . . . . .

ARTICLE X      ADMINISTRATION

   10.1  Employee Benefit Plans Committee   . . . . . . . . . . . . . . . . . .
   10.2  Rules of Administration  . . . . . . . . . . . . . . . . . . . . . . .
   10.3  Suspense of Investment Elections   . . . . . . . . . . . . . . . . . .
   10.4  Claims Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . .
   10.5  Action by Majority   . . . . . . . . . . . . . . . . . . . . . . . . .
   10.6  Retention of Advisors  . . . . . . . . . . . . . . . . . . . . . . . .
   10.7  Committee Member Compensation  . . . . . . . . . . . . . . . . . . . .
   10.8  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .
   10.9  Named Fiduciary and Plan Administrator   . . . . . . . . . . . . . . .
   10.10 Service in Various Fiduciary Capacities  . . . . . . . . . . . . . . .
   10.11 Power of Delegation  . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE XI     BENEFICIARY DESIGNATION, INCOMPETENCY
               AND NON-ALIENATION

   11.1  Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . .
   11.2  Incompetence   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   11.3  Non-Alienation   . . . . . . . . . . . . . . . . . . . . . . . . . . .



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ARTICLE XII    AMENDMENT AND TERMINATION

   12.1  Amendment to Conform with Law  . . . . . . . . . . . . . . . . . . . .
   12.2  Other Amendment and Termination  . . . . . . . . . . . . . . . . . . .
   12.3  Limitations on Amendments  . . . . . . . . . . . . . . . . . . . . . .
   12.4  Termination of the Plan  . . . . . . . . . . . . . . . . . . . . . . .
   12.5  Merger or Consolidation or Transfer  . . . . . . . . . . . . . . . . .

ARTICLE XII    SPECIAL TOP-HEAVY RULES

   13.1  Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   13.2  Top-Heavy Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . .
   13.3  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   13.4  Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   13.5  Present Value and Accounts   . . . . . . . . . . . . . . . . . . . . .
   13.6  Minimum Contribution   . . . . . . . . . . . . . . . . . . . . . . . .
   13.7  Ceiling on Includable Compensation   . . . . . . . . . . . . . . . . .
   13.8  Exception for Collectively Bargained Plans   . . . . . . . . . . . . .
   13.9  Combined Limit on Contributions and
               Benefits for Key Employees   . . . . . . . . . . . . . . . . . .
   13.10 Compliance with Section 416 of the Code  . . . . . . . . . . . . . . .

ARTICLE XIV    MISCELLANEOUS

   14.1  Effect of Mistake  . . . . . . . . . . . . . . . . . . . . . . . . . .
   14.2  Inability to Locate Payee  . . . . . . . . . . . . . . . . . . . . . .
   14.3  Conclusiveness of Records  . . . . . . . . . . . . . . . . . . . . . .
   14.4  Plan Not an Employment Contract
   14.5  Gender; Headings   . . . . . . . . . . . . . . . . . . . . . . . . . .
   14.6  Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   14.7  Illegality of Particular Provision   . . . . . . . . . . . . . . . . .
   14.8  Applicable Law   . . . . . . . . . . . . . . . . . . . . . . . . . . .
   14.9  Family Members of Highly Compensated
                                  Employees . . . . . . . . . . . . . . . . . .
   14.10 Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE XV     SPECIAL PROVISIONS APPLICABLE TO SLHMC EMPLOYEES

   15.1  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   15.2  Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   15.3  Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SUPPLEMENT A   Special provisions applicable to residents of the
               Commonwealth of Puerto Rico



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                                  INTRODUCTION


         The Lehman Brothers Holdings Inc. Tax Deferred Savings Plan (the "Plan"), previously known as the Shearson Lehman Brothers Holdings Inc. Tax Deferred Savings Plan, was adopted effective January 1, 1984. The Plan was thereafter amended from time to time, and has been restated at various intervals, including a restatement effective January 1, 1988.

         The Plan has been further restated effective January 1, 1989 (except as otherwise expressly provided herein) to reflect additional amendments adopted since the 1988 restatement, to conform with applicable statutes and regulatory requirements, and to make other changes deemed desirable in order to effect the purposes of the Plan.

         Except as otherwise expressly provided herein, the rights of any person with respect to Plan Years ending before January 1, 1989, shall be determined solely under the terms of the Plan as in effect with respect to those Plan Years.

         This document incorporates all amendments made through August 26, 1993.





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                                   ARTICLE I

                                  DEFINITIONS

Section 1.1

         "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 1.2

         "Affiliate" shall mean any of the following:

         (a) Any incorporated or unincorporated trade or business which at the time of reference is controlled by, or is under common control with an Employer within the meaning of Section 414(b) or
               (c) of the Code and for purposes of Article V, Section 415(h) of the Code (a "Controlled Group Affiliate").

         (b) Any (i) member of an affiliated service group, within the meaning of Section 414(m) of the Code, that includes an Employer, or (ii) organization aggregated with an Employer pursuant to Section 414(o) of the Code, to the extent required by such Sections.

Section 1.3





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         "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Member who is named in a Qualified Domestic Relations Order as having a right to receive all, or a portion of, a Member's benefits under the Plan.

Section 1.4

         "American Express Stock" shall mean common shares issued by American Express Company, the parent corporation of the Company.

Section 1.5

         "Basic Contributions" shall mean the Employer Contribution made in accordance with Section 4.1.

Section 1.6

         "Beneficiary" shall mean the person designated by a Member to receive benefits in accordance with Section 11.1.

Section 1.7

         "Black Out Period" shall mean any period during which trading in American Express Stock or any other Investment Fund is prohibited by applicable law or regulation.

Section 1.8

         "Board of Directors" shall mean the Board of Directors of the Company.





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
Section 1.9

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 1.10

         "Committee" shall mean the Employee Benefit Plans Committee which administers the Plan in accordance with ARTICLE X.

Section 1.11

         "Company" shall mean, effective August 2, 1993, Lehman Brothers Holdings Inc., a Delaware corporation, and any successor thereto which adopts the Plan; previously known as Shearson Lehman Brothers Holdings Inc. and Shearson Lehman Hutton Holdings Inc.

Section 1.12

         "Company Stock" shall mean common shares issued by Shearson Lehman Hutton Holdings Inc. or American Express Company, and effective on the Merger Date, American Express Stock only.

Section 1.13

         "Compensation" shall mean, for any Plan Year in which a Participant is an Employee, the total Form W-2 earnings, including salary, wages, overtime, bonuses, incentive





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compensation, commissions and any other form of additional compensation, paid by the Employer to such Employee for such Plan Year and determined before giving effect to any salary reduction agreement under this Plan or the Employer's cafeteria plan and/or medical reimbursement plan for such Plan Year, but excluding any imputed income and compensation deferred during such Plan Year under the terms of any nonqualified deferred compensation program, including but not limited to, The Lehman Brothers Holdings Inc. (formerly The Shearson Lehman Brothers Holdings Inc.) Voluntary Deferred Compensation Plan and Executive and Select Employees Plan.

         Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted from time to time in accordance with Section 401(a)(17) of the Code.

         For purposes of Sections 3.1 and 4.1, Compensation for any Plan Year may, in the discretion of the Committee, be limited to such Compensation paid by an Employer to an individual during the period he is a Participant for service as an Employee, and excluding any period in which such Participant's right to make Before Tax Savings contributions is suspended pursuant to Section 7.9.

         For purposes of Articles V and XIII, Compensation shall mean total Form W-2 earnings.





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         If, as a result of the application of the family aggregation rules under Section 14.9, the dollar limitation under Section 401(a)(17) of the Code is exceeded, then the dollar limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 1.13 prior to the application of this dollar limitation.

Section 1.14

         "Date of Disability" shall mean the date a Participant is determined to be eligible for long-term disability benefits under the Employer's Long-Term Disability Plan.

Section 1.15

         "Effective Date" shall mean January 1, 1984.

Section 1.16

         "Employee" shall mean (i) any person employed by the Employer in the United States on a salaried or commission basis and (ii) effective with the Plan Year commencing January 1, 1985, any person employed by the Employer on a salaried or commission basis outside of the United States if such person receives his Compensation in United States currency; provided, however, that such term shall not include any leased employee (as defined in Section 414(n) of the Code) or any individual who performs services for an Employer under an agreement or arrangement (which may be written, oral and/or evidenced by the Employer's payroll practice) with such individual (or with another organization that provides the services of such individual to the Employer) pursuant to which such individual is treated as a consultant or an independent contractor (or as an employee of an entity other than the Employer), irrespective of whether he is treated as an employee of an Employer under common-law employment principles or pursuant to the provisions of Section 414(m), 414(n) or 414(o) of the Code.

Section 1.17

         "Employer" shall mean the Company and any Affiliate that is designated, by appropriate action of the Finance Committee of the Board of Directors, as a participating employer under the Plan. As to any Employee, at any time of reference, "Employer" means his employer.

         Any Affiliate or successor Employer that has adopted the Plan shall cease to be an Employer upon the occurrence of any transaction which causes it to cease to be a member of the Company's controlled group within the meaning of
Section 414(b) or (c) of the Code, unless specifically provided otherwise by the Board of Directors or the Committee in connection with such transaction.

Section 1.18





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
         "Employer Contributions" shall mean Basic and Matching Contributions made by the Employer in accordance with ARTICLE IV.

Section 1.19

         "Employment Date" shall mean an employee's most recent date of employment with the Employer, or a predecessor thereof, if applicable, or an Affiliate prior to the Effective Date, as determined in accordance with the Employer's employment rules and practices, or his initial date of employment with the Employer or an Affiliate on or after the Effective Date, whichever is applicable.

Section 1.20

         "Employer Suspense Account" shall mean the separate account established and maintained by the Trustee for Employer Contributions made to the Plan and for forfeitures under the Plan until such time as they are allocated to Member's Accounts.

Section 1.21

         "Highly Compensated Employee" means a "highly compensated employee" as defined in Section 414(q) of the Code and applicable regulations, subject to
Section 14.9.

         A "highly compensated employee" as so defined includes any employee who performs services for an Employer or Affiliate during the "determination year" and who, during the "look-back





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
year": (a) received compensation (as determined under Section 414(q) of the Code) in excess of $75,000 (as adjusted pursuant to Section 415(d) of the
Code); (b) received compensation (as determined under Section 414(q) of the
Code) in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (c) was an officer of an Employer or Affiliate and received compensation (as determined under Section 414(q) of the Code) during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

         The term "highly compensated employee" also includes: (y) employees who are both (i) described in the preceding paragraph if the term "determination year" is substituted for the term "look-back year" and (ii) included in the 100 employees who received the most compensation (as determined under Section 414(q) of the Code) from the Employer during the "determination year"; and (z) employees who are five percent (5%) owners (as described in Section 13.3(a)(iii)) at any time during the "look-back year" or the "determination year".

         If no officer has satisfied the requirements of clause (c) in the second paragraph of this Section during either a "determination year" or a "look-back year," the highest-paid officer for such year shall be treated as a "highly compensated employee".





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
         For purposes of this Section 1.21, the "determination year" shall be the Plan Year and the "look-back year" shall be the 12-month period immediately preceding the "determination year".

         The determination of who is a "highly-compensated employee", including the determinations of the number and identity of employees in the top-paid group, the top 100 employees and the number of employees treated as officers, will be made in accordance with Section 414(q) of the Code and applicable regulations. In determining the identity of "highly compensated employees" for a "determination year", the Company may make the calendar year election provided for in Answer 14(b) of Treasury Reg. Section 1.414(q)-IT.

Section 1.22

         "Hour of Service" means (a) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer or an Affiliate for the performance of duties; (b) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer or an Affiliate (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holiday, sickness, jury duty, disability, lay-off, military duty or leave of absence); (c) each hour for which back pay is awarded or agreed to by the Employer or an Affiliate without regard to mitigation of damages. All Hours of Service will be counted in accordance with the provisions of Department of Labor Regulations 2530.200b-2(b) and (c).

Section 1.23

         "Investment Fund" shall mean (a) the "American Express Stock Fund", which shall be principally invested in American Express Stock, (b) prior to the Merger Date, the "Company Stock Fund" which was principally invested in the common shares of Shearson Lehman Hutton Holdings Inc.), and (c) any other funds established by the Committee and held by the Trustee pursuant to Section 9.2.

Section 1.24

         "Matching Contributions" shall mean the Employer Contribution made in accordance with Section 4.1.

Section 1.25

         "Member" shall mean either a Participant or a former Participant who has a Member's Account in the Plan.

Section 1.26

         "Member's Account" shall mean the separate account maintained for each Member which represents his total interest in the Trust Fund as of any Valuation Date and which consists of the sum of the following accounts:

         (a) "Before Tax Savings Account" shall mean that portion of the Member's Account which evidences the value of the Employer contributions made on his behalf to the Plan under Section 3.1, and the applicable amounts transferred to the Plan under Section 3.8, including the net worth of the Trust Fund attributable thereto.

         (b) "Employer Contribution Account" shall mean that portion of the Member's Account which evidences the value of the Employer Contributions made on his behalf to the Plan under Section 4.1 and the applicable amounts transferred to the Plan under Section 3.8, including the net worth of the Trust Fund attributable thereto.

         (c) "Rollover Account" shall mean that portion of the Member's Account which evidences the value of his applicable rollover contributions under Section 3.8, including the net worth of the Trust Fund attributable thereto.

Section 1.27

         "Merger Date" shall mean August 10, 1990, which is the effective date of the merger of Shearson Lehman Hutton Holdings Inc. with a subsidiary of American Express Company, determined in accordance with the merger agreement dated as of March 26, 1990.

Section 1.28

         "Month of Service" means a calendar month during any part of which an Employee has an Hour of Service.

Section 1.29

         "Participant" shall mean any Employee who becomes eligible for and commences participation in the Plan as provided in ARTICLE II.

Section 1.30

         "Plan" shall mean, effective August 2, 1993, the Lehman Brothers Holdings Inc. Tax Deferred Savings Plan, as embodied herein and as amended from time to time, previously known as the Shearson Lehman Brothers Holdings Inc. Tax Deferred Savings Plan.

Section 1.31

         "Plan Year" shall mean the calendar year ending each December 31 and effective January 1, 1991, the fiscal year ending on each December 30.

Section 1.32

         "Qualified Domestic Relations Order" shall mean any judgment, decree or order, including approval of a property settlement agreement, which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Member, is made pursuant to a state domestic relations law, and which satisfies the provisions of Section 414(p) of the Code.

Section 1.33

         "Quarterly Window Date" shall mean each December 31, April 1, July 1 or October 1, or such other dates as declared by the Committee.

Section 1.34

         "Restatement Date" shall mean January 1, 1989.

Section 1.35

         "Trust Agreement" shall mean the agreement or agreements entered into between the Company and Trustee or Trustees to hold and administer the assets of the Plan.

Section 1.36

         "Trust Fund(s)" shall mean the assets or any part thereof of every kind and description held under the Trust.

Section 1.37

         "Trustee" shall mean the Trustee or Trustees at any time holding the assets of the Plan as provided in ARTICLE VIII.

Section 1.38

         "Valuation Date" shall mean the last day of each month and for the month of December, December 30, and such other dates as may be declared by the Committee.

                                   ARTICLE II

                         ELIGIBILITY FOR PARTICIPATION

Section 2.1 - Eligibility for Participation

         (a) All Employees who were Participants on January 1, 1989 shall continue to participate in the Plan according to the provisions of the Plan in effect on and after January 1, 1989.

         (b) Each other Employee shall be eligible to become a Participant upon the expiration of twelve Months of Service beginning on his Employment Date, provided he is then an Employee. If an Employee has a severance from service date due to an event described in Section 2.4(d)(i)(A) before satisfying the twelve Months of Service requirement and then performs an Hour of Service before incurring a one-year period of severance (as defined in Section 2.4(d)(iii)), the period of severance will be taken into account in determining eligibility and will be deemed to be service. If absence from service occurs due to an event described in Section 2.4(d)(i)(B) and a severance from service date described in Section 2.4(d)(i)(A) occurs within the twelve consecutive month period commencing on the first day of such absence, service shall include the period of severance if an Hour of Service is performed within the twelve consecutive month period commencing on the first day of such absence from service described in Section 2.4(d)(i)(B).

         (c) Each Employee on June 1, 1988, who was an employee of E.F. Hutton & Company, Inc. or any subsidiary or affiliate thereof on December 2, 1987, shall be eligible to become a Participant upon the later of the expiration of twelve Months of Service beginning on his most recent initial date of employment with E.F. Hutton & Company Inc. or any subsidiary or affiliate thereof or June 1, 1988.

         (d) Each Employee who was an employee of Drexel, Burnham, Lambert Inc. and who became an Employee between April 1, 1989 and December 31, 1989, shall be eligible to become a Participant upon the expiration of twelve Months of Service beginning on his most recent initial date of employment with Drexel, Burnham, Lambert Inc. or any subsidiary or affiliate thereof.

         (e) Each Employee who was an employee of American Express Company and who became an Employee on or after January 1, 1990, shall be eligible to become a Participant upon the expiration of twelve Months of Service beginning on his most recent initial date of employment with American Express Company.

Section 2.2 - Effective Date of Participation

         An eligible Employee must file an enrollment application with the Committee to have the Employer begin making payroll deductions for Before Tax Savings contributions to the Plan. Such Employee shall become a Participant as of the first day of the month in which payroll deductions begin. Notwithstanding the foregoing, an eligible Employee who does not file an enrollment application with the Committee but who is entitled to receive an Employer contribution pursuant to
Section 4.1, shall become a Participant as of the date the first such contribution is credited to his Employer Contribution Account.

         Effective January 1, 1990, at the election of the Employee pursuant to
Section 3.3, payroll deductions hereunder shall commence at the percentage elected as soon as administratively practicable following the date on which the Employee files his enrollment application with the Committee.


Section 2.3 - Duration of Participation

         An Employee who becomes a Participant shall continue to be a Participant until he ceases to be an Employee; provided, however, that such person shall continue to be a Member for as long as he has an undistributed Member's Account.

Section 2.4 - Reemployment

         (a) A former Member or Member who is reemployed shall be eligible to recommence participation in the Plan on the date he again becomes an Employee. Such Employee shall again become a Participant as of the earlier of the date he files an enrollment application with the Committee or the date a contribution made by the Employer pursuant to Section 4.1 is credited to the Participant's Employer Contribution Account.

         (b) A former employee of an Employer or an Affiliate who had met the applicable service requirement under Section 2.1 (as in effect at the time of his severance from service) by his severance from service date (as defined in Subsection (d) below) shall, upon reemployment as an Employee, become a Participant as of the earlier of the date he files an enrollment application with the Committee or the date a contribution made by the Employer pursuant to
Section 4.1 is credited to the Participant's Employer Contribution Account.

         (c) If a former employee of an Employer or an Affiliate (1) is not a former Member or a Member, (2) had not met the applicable service requirement under Section 2.1 (as in effect at the time of his severance from service) by his severance from service date (as defined in Subsection (d) below), and (3) is reemployed as an employee, all Months of Service accrued during the prior period of employment are counted toward eligibility under Section 2.1; provided, however, that any service before a period of consecutive one-year periods of severance (as defined in Subsection (d) below) will not be taken into account in computing eligibility under Section 2.1 if the number of consecutive one-year periods of severance equals or exceeds the greater of 5 or the aggregate number of years of service.

         (d)   Definitions:

         (i) "Severance from service date" means the earlier of: (A) the date on which the employee quits, retires or is discharged; or
               (B) the first anniversary of the date beginning a period of absence from service (with or without pay) with all Employers and Affiliates for any other reason (such as vacation, holiday, sickness, disability, leave of absence or layoff). Notwithstanding the foregoing sentence, the severance from service date of an employee who is absent from service beyond the first anniversary of such absence by reason of a maternity or paternity absence is the second anniversary of such absence.

         (ii) "Maternity or paternity absence" means an absence from work for any period by reason of (A) an employee's pregnancy, (B) the birth of a child of the employee, (C) the placement of a child with the employee in connection with the adoption of such child by such employee, or (D) the caring for a natural or adopted child for a period beginning immediately following such birth or placement.

         (iii) "One-year period of severance" means a 12-consecutive month period, beginning on the employee's severance from service date and ending on the first anniversary of such date, during which the employee does not perform an Hour of Service.

                                  ARTICLE III

            BEFORE TAX SAVINGS, ROLLOVER CONTRIBUTIONS AND TRANSFERS

Section 3.1 - Before Tax Savings

         Each Employer shall contribute to the Plan on behalf of each Participant an amount equal to one percent (1%) to fifteen percent (15%) of the Participant's Compensation, in one percent (1%) increments, as elected by each such Participant as Before Tax Savings contributions pursuant to Section 3.3; provided, however, that notwithstanding the foregoing, the Committee may, for any Plan Year, establish a maximum percentage less than fifteen (15%).

         No Participant shall be permitted to have Before Tax Savings contributions during the Participant's taxable year (which shall be presumed to be the calendar year) in excess of the Elective Deferral Limit in effect at the beginning of such taxable year. Before Tax Savings contributions during a Participant's taxable year shall be discontinued for the remainder of that year when the aggregate Before Tax Savings contributions for the Participant equals the Elective Deferral Limit for that year.

         For purposes of this Section 3.1, the Elective Deferral Limit means $7,000 (as adjusted from time to time in accordance with Section 402(g)(5) of the Code) reduced by the amount of "elective deferrals" (as defined in Section 402(g)(3) of the





                                     III-1

Code) made by the Participant during his taxable year under any plans or agreements maintained by an Employer or Controlled Group Affiliate (described in Section 1.2(a)) other than this Plan (and, in the sole discretion of the Committee, any plans or agreements maintained by any other employer, if reported to the Committee at such time and in such manner as the Committee shall prescribe).

          If the Elective Deferral Limit is exceeded for a Participant's taxable year, the excess of Before Tax Savings contributions made for such year over such limit (adjusted for any gain or loss allocable thereto for such year in accordance with applicable regulations) may be distributed no later than April 15 following the close of the taxable year in the sole discretion of the Committee.

          The amount of excess contributions to be distributed for a taxable year shall be reduced by the amount of Before Tax Savings contributions previously distributed by the Plan on or after the beginning of such taxable year in order to comply with the limitations of Section 3.4. Such distribution shall be made (pro rata as described in Section 7.10) from the Investment Fund or Funds in which such excess contributions were invested.

          In order to receive such excess Before Tax Savings contributions, the Participant must deliver a claim to the Committee, in the form prescribed by the Committee, by March 1 of




                                    III-2
the year of distribution, which includes (a) a statement that the Participant's Elective Deferral Limit will be exceeded unless the excess Before Tax Savings contributions are distributed, and (2) an agreement to forfeit Matching Contributions made with respect to such excess Before Tax Savings contributions and allocated to his Employer Contribution Account (if any). Matching Contributions forfeited pursuant to this Section 3.1 shall be applied to reduce future Employer Contributions as provided in Section 4.1.

          If the "elective deferrals" (as defined in Section 402(g)(3) of the Code) made by a Participant during his taxable year under this Plan and any other plans or agreements maintained by an Employer or Controlled Group Affiliate (described in Section 1.2(a)) shall exceed the Elective Deferral Limit, the Committee may deem such a claim to have been delivered by the Participant and may make distribution in accordance with this Section 3.1 no later than such April 15.

Section 3.2 - Allocation to Participant's Account

          The Employer contributions made in accordance with Section 3.1 shall be credited to the Before Tax Savings Accounts of the Participants on whose behalf such contributions were made immediately following the Valuation Date corresponding to the calendar month (or other period as the case may be), in which such contributions were made; provided, however, that for the





                                     III-3
month of December, contributions shall be credited as of December 30, or if December 30 is not a business day, the immediately preceding business day. Such contributions shall be transferred to the Trust Fund as soon as administratively practicable.

Section 3.3 - Participant's Election of Before Tax Savings

          Each Participant shall have the right to make and file with the Committee, in the form prescribed by the Committee, an election to have the Employer make Before Tax Savings contributions to the Plan on his behalf pursuant to Section 3.1. Such election shall be made prior to and be effective upon becoming a Participant and shall thereafter remain in effect until changed.

          Effective January 1, 1990, an Employee who does not make such an election upon becoming a Participant may thereafter elect to make Before Tax Savings contributions at any time by duly filing such election with the Committee.

          A Participant's election under Section 3.1 may be increased or decreased as of each Quarterly Window Date, by filing a request for such change with the Committee at least 15 days prior to such date. A Participant may discontinue his Before Tax Savings contributions to the Plan at any time during the Plan Year, but may not resume such contributions until the Quarterly Window Date next following the date of such discontinuance.





                                     III-4

Section 3.4 - Limitation on Before Tax Savings Contributions

          Notwithstanding Section 3.1, Before Tax Savings contributions for any Plan Year for a Participant who is a Highly Compensated Employee for such year shall be reduced if and to the extent deemed necessary or advisable by the Committee in order to satisfy either (a) or (b) below:

          (a) The actual deferral percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for Participants who are not Highly Compensated Employees for the same Plan Year multiplied by 1.25.

          (b) The actual deferral percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for Participants who are not Highly Compensated Employees for the same Plan Year multiplied by 2, provided that the actual deferral percentage for Participants who are Highly Compensated Employees is not more than 2 percentage points higher than the actual deferral percentage for Participants who are not Highly Compensated Employees.





                                     III-5

          For purposes of this Section 3.4, the "actual deferral percentage" for any group of individuals means the average of the individual ratios, for each person in such group, of (a) his share of Before Tax Savings contributions (and amounts taken into account as Before Tax Savings contributions) for the Plan Year to (b) his Compensation for the Plan Year. The individual ratios, and the actual deferral percentage for any group of individuals, shall be calculated to the nearest one-hundredth of one percent (0.01%).

          For purposes of calculating the actual deferral percentage, Employer Contributions under Section 4.1 may be taken into account as Before Tax Savings contributions if the requirements under Treasury Reg. Section 1.401(k)-1(b)(5) are met.

          If a Participant who is a Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code, as described in
Section 14.9, because that Employee is either a five-percent (5%) owner or one of the 10 most highly-paid Highly Compensated Employees, the combined actual deferral limit for the family group (which is treated as one Highly Compensated Employee) must be determined by combining the Compensation, Before Tax Savings contributions (and amounts taken into account as Before Tax Savings contributions) of all the eligible family members. Family members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the actual deferral percentage both for





                                     III-6

Participants who are not Highly Compensated Employees and Participants who are Highly Compensated Employees.

          The Committee shall determine, during and as of the end of each Plan Year, the actual deferral percentages relevant for purposes of this Section 3.4, based on the actual rate of Compensation and Before Tax Savings contributions then in effect for Participants in light of their salary reduction agreements under Section 3.3 and their projected Compensation and Before Tax Savings contributions (and amounts taken into account as Before Tax Savings contributions) for the remainder of the Plan Year. If, based on such determination, the Committee concludes that a reduction in the Before Tax Savings contributions (and amounts taken into account as Before Tax Savings contributions) made for any Participant is necessary in order to comply with the limitations of this Section 3.4, it shall so notify each affected Participant and his Employer of the reduction it deems necessary or desirable for this purpose.

          In such event, Before Tax Savings contributions and contributions taken into account as Before Tax Savings contributions shall be reduced pro rata, and the salary reduction agreement of each Participant affected by such determination modified accordingly. Any such reduction may apply either to all Participants, only to Participants who are Highly Compensated Employees, or to any other group as the Committee shall determine, and in such manner as the Committee shall determine.





                                     III-7

Section 3.5 - Contributions in Excess of Section 401(k) Limit

          For purposes of this Section 3.5, "Excess ADP Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate amount of Before Tax Savings contributions (and any amounts taken into account as Before Tax Savings contributions) actually paid into the Plan on behalf of Highly Compensated Employees for such year, over (ii) the maximum amount of Before Tax Savings contributions (and amounts taken into account as Before Tax Savings contributions) permitted for such year under the limitations set forth in
Section 3.4, determined by reducing the amount of Before Tax Savings contributions (and amounts taken into account as Before Tax Savings contributions) to be permitted on behalf of Highly Compensated Employees in the order of their actual deferral percentages (as defined in Section 3.4), beginning with the highest of such percentages, to the extent necessary to satisfy the actual deferral percentage test or cause such percentage to equal the actual deferral percentage of the Highly Compensated Employee with the next highest percentage, repeating this process until the actual deferral percentage test is satisfied.

          The amount of Excess ADP Contributions to be distributed shall be reduced by Before Tax Savings contributions in excess of the Elective Deferral Limit (as defined in Section 3.1) previously distributed for the taxable year of the Participant ending in the same Plan Year.





                                     III-8

          The calculation and correction of Excess ADP Contributions of a Highly Compensated Employee whose actual deferral percentage is determined pursuant to the family aggregation rules under Section 14.9 is accomplished by reducing the actual deferral percentage of the family group by the leveling method described in the first sentence of this Section 3.5 and allocating the Excess ADP Contributions for the family group among the family members in proportion to the Before Tax Savings contributions (and amounts taken into account as Before Tax Savings contributions) of each such family member that is combined to determine the actual deferral percentage.

          Any Excess ADP Contributions paid into the Plan for any Plan Year shall be distributed in cash to the Highly Compensated Employees on whose behalf they were paid into the Plan, no later than March 15 of the following Plan Year if at all possible, and in any event not later than the close of such following Plan Year. Such distribution shall be made pro rata from each account and pro rata from the Investment Fund or Funds in which such excess contributions were invested (as described in Section 7.10).

          The amount of Excess ADP Contributions distributed to any such Participant shall be adjusted for any gain or loss attributable under the allocation rules of Section 9.3 to such excess contributions up to the last day of the Plan Year in which such excess contributions were made, and for the period from the





                                     III-9
last day of the Plan Year to the date of distribution, as determined under the safe harbor rule of Treasury Reg. Section 1.401(k)- 1(f)(4)(ii)(D).

3.6 - Adjustment of Before Tax Savings Contributions

          Notwithstanding any of the foregoing provisions to the contrary, a Participant may, at such time and in such manner as the Committee may prescribe, or the Committee may, on its own initiative, suspend or change the amount of reduction in Compensation provided for under any applicable salary reduction agreement in order to avoid an allocation of contributions to a Participant's Member's Account which would violate the limitations of Section
3.4 or Article V.

Section 3.7 - Multiple Arrangements for Highly Compensated Employees Combined

          If more than one plan providing a cash or deferred arrangement (within the meaning of Section 401(k) of the Code) is maintained by the Employer or an Affiliate, the "average deferral percentage" (as defined in Section 3.4) of any Highly Compensated Employee who participates in more than one such plan or arrangement shall be determined as if all such arrangements were a single plan or arrangement. Notwithstanding the foregoing, plans shall be treated as separate if they are mandatorily disaggregated under Section 401(k) of the Code and applicable regulations.





                                     III-10

          In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, then this Article III shall be applied by determining the "average deferral percentage" of Employees as if all such plans were a single plan.

Section 3.8 - Rollover Contributions and Other Transfers from Qualified Plans

          (a) Effective January 1, 1990, an Employee or a Participant may make a contribution, in cash or such other property as the Committee may permit, to the Plan of any amounts that qualify as rollover amounts under Sections 402(c) (402(a)(5) for distributions before January 1, 1993), 403(a)(4), or 408(d)(3) of the Code, including eligible rollover distributions from defined benefit plans, provided the Committee consents to the Employee's or the Participant's application to make such contributions following receipt of written certification from the Employee or Participant (or such other certification as the Committee may require) that such contribution is eligible for rollover into this Plan. Any rollover contributions made to the Plan in accordance with this
Section 3.8 shall be deposited in a Rollover Account established in the name of the Employee or the Participant.





                                     III-11

          (b) With the consent of the Committee, amounts may be transferred to the Plan on behalf of an Employee or Participant from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Company, the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for any Employer.

          For purposes of this Section 3.8, amounts which may be transferred from another qualified plan are amounts transferred to the Plan directly from any tax qualified plan under Section 401(a) of the Code. Prior to accepting any transfer to which this Section applies, the Committee may require the transferor plan to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the transferor plan to provide an opinion of counsel satisfactory to the Committee that the amounts to be transferred meet the requirements of this Section.

          Any amounts transferred shall be deposited in an Employer Contribution Account, a Before Tax Savings Account, and/or a Rollover Account, as applicable, established in the name of the Employee or the Participant.

          (c) Notwithstanding the foregoing, any Employee making a rollover or transfer contribution pursuant to this Section 3.8





                                     III-12
may not become a Participant hereunder until he satisfies the requirements set forth in Section 2.1.

          (d) With respect to transfers under Section 3.8(b), this Plan shall not accept any direct or indirect transfers after January 1, 1985 from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would have provided for a life annuity form of payment to the Employee or Participant.





                                     III-13

                                   ARTICLE IV

                            EMPLOYER CONTRIBUTIONS

Section 4.1 - Employer Contributions

          (a) For the Plan Year ending on December 31, 1984 and each Plan Year ending on or before December 31, 1990, if authorized by the Board of Directors of Shearson Lehman Brothers Inc., each Employer shall contribute to the Plan on behalf of Participants on the Employer's payroll on the last day of such Plan Year, the following amounts as applicable:

          (1) If the Participant is an Eligible Participant (as defined below), four hundred dollars ($400), and

          (2) For each Participant, one hundred percent (100%) of the first one hundred dollars ($100) of Before Tax Savings contributions made in accordance with Section 3.1.

          For purposes of this Subsection (a), "Eligible Participant" means any Participant who is not a (1) salaried Employee whose Compensation (as modified by Subsection (d) below) exceeds $37,800, (2) salaried Employee who receives any commissions for the Plan Year, or (3) Branch Manager, Financial Consultant, Financial Consultant Associate, Institutional Salesperson, or any successor position or any other position designated to be excluded (as such position is described in the Company's job classifications).

          The amount of each Employer's contribution hereunder shall be determined by the Board of Directors of Shearson Lehman Brothers Inc.

          (b) For Plan Years beginning on or after January 1, 1991 and ending before December 31, 1992, if authorized by the Board of Directors of Shearson Lehman Brothers Holdings Inc., each Employer shall contribute to the Plan on behalf of Participants on the Employer's payroll on the last day of such Plan Year (or on the latest earlier date during such year which the Committee determines is necessary or appropriate in order for the Plan to satisfy the requirements of Section 410(b) of the Code), the following amounts as applicable:

          (1) If the Participant is an Eligible Participant (as defined below), a Basic Contribution of four hundred dollars ($400) and a Matching Contribution equal to one hundred percent (100%) of the first six hundred dollars ($600) of Before Tax Savings contributions made in accordance with Section 3.1.

          (2) If the Participant is not an Eligible Participant (as defined below), a Matching Contribution in an amount equal to one hundred percent (100%) of the first one thousand dollars ($1,000) of Before Tax

               Savings contributions made in accordance with Section 3.1.

          For purposes of this Subsection (b), "Eligible Participant" means any Participant who is not a (1) salaried Employee whose Compensation (as modified by Subsection (d) below) exceeds $37,800, (2) salaried Employee who receives more than $1,000 in commissions for the Plan Year, or (3) Branch Manager, Financial Consultant, Financial Consultant Associate, Institutional Salesperson, or any successor position or any other position designated to be excluded (as such position is described in the Company's job classifications).

          The amount of each Employer's contribution shall be determined by the Board of Directors of Shearson Lehman Brothers Holdings Inc.

          (c) For Plan Years beginning on or after December 31, 1992, if, and to the extent authorized by the Board of Directors, each Employer shall contribute to the Plan on behalf of Participants on the Employer's payroll on the last day of such Plan Year (or on the latest earlier date during such year which the Committee determines is necessary or appropriate in order for the Plan to satisfy the requirements of Section 410(b) of the Code), the following amounts as applicable:

          (1) If the Participant is an Eligible Participant (as defined below), a Basic Contribution of four hundred dollars ($400) and a Matching Contribution equal to one hundred percent (100%) of the first six hundred dollars ($600) of Before Tax Savings contributions made in accordance with
               Section 3.1.

          (2) To the extent funds remain after contributions are allocated under (1), for each Participant who is not an Eligible Participant and whose Compensation (as modified by Subsection
               (d) below) does not exceed $100,000, a Matching Contribution in a uniform amount up to one hundred percent (100%) of the first one thousand dollars ($1,000) of Before Tax Savings contributions made in accordance with Section 3.1.

          For purposes of this Subsection (c), "Eligible Participant" means any Participant who is not a (1) salaried Employee whose Compensation (as modified by Subsection (d) below) exceeds $37,800, (2) salaried Employee who receives more than $1,000 in commissions for the Plan Year, or (3) Branch Manager, Financial Consultant, Financial Consultant Associate, Institutional Salesperson or any successor position or any other position designated to be excluded (as such position is described in the Company's job classifications).

          The amount of each Employer's contribution hereunder shall be determined by the Board of Directors.

          (d) Solely for purposes of this Section 4.1, Compensation shall include any amounts deferred under The Lehman Brothers Holdings Inc. (formerly The Shearson Lehman Brothers Holdings Inc.) Voluntary Deferred Compensation Plan or Executive and Select Employees Plan or any other nonqualified deferred compensation plan of the Employer.

          (e) Employer contributions described in this Section 4.1 may be reduced by any amount forfeited pursuant to Sections 3.1, 5.2 and 14.2.

Section 4.2 - Transfer to Trust Fund

          The Employer Contributions under Section 4.1 shall be transferred to the Trust Fund at such time as the Employer may determine, but in no event shall the Employer Contributions be paid over to the Trust Fund later than the time prescribed by law for the Employer to obtain a federal income tax deduction for the Plan Year for which the contribution is made. Nothing contained herein shall prohibit the Employer Contributions in advance of that time.

Section 4.3 - Allocation to Participant's Account

          The Employer Contributions made in accordance with Section 4.1 shall be held in the Employer Suspense Account until such time as they are credited to the Employer Contribution Account of the respective Participants on whose behalf such contributions were made; provided, however, that Employer Contributions shall be credited to Participant's Employer Contribution Accounts no later than the last day of the Plan Year.

Section 4.4 - Employer In-Kind Contributions

          The Employer may make Employer Contributions in American Express Stock and the Trustees shall be required to accept such Employer Contributions.

                                   ARTICLE V

            LIMITATIONS ON ANNUAL ADDITIONS TO PARTICIPANT'S ACCOUNT

Section 5.1 - Limitations on Annual Additions

          The "Annual Additions" (as hereinafter defined) allocated to a Participant in respect of any Plan Year shall not exceed in the aggregate the lesser of (a) twenty-five percent (25%) of such Participant's Compensation for such Plan Year or (b) thirty thousand dollars ($30,000) (or if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code pursuant to applicable regulations).

Section 5.2 - Application

          (a) In the event that the Annual Additions allocated to a Participant under this Plan and all other Defined Contribution Plans maintained by an Employer exceed in the aggregate the limitations set forth in Section 5.1, the Employer shall first reduce the Annual Additions to such other Defined Contribution Plans to the extent necessary so that the aggregate Annual Additions to this Plan and to such other Defined Contribution Plans do not exceed such limitations for that Plan Year.

          (b) If the allocations to a Participant's Member's Account otherwise required under this Plan for any Plan Year would cause the limitations of this
Article V to be exceeded for
that Plan Year, contributions otherwise required with respect to such Participant under Articles III and IV shall be reduced to the extent necessary to comply with those limitations. Such reductions shall be made first to Employer Contributions and second to Before Tax Savings contributions.

          If such reduction is not effected in time to prevent such allocations for any Plan Year from exceeding such limitations, any such reduction in Before Tax Savings contributions (adjusted for any gain attributable under the allocation rules of Section 9.3 to such excess contributions up to the last day of the Plan Year in which such contributions were made) shall be effected by distributing such excess Before Tax Savings contributions to the affected Participant. Distribution shall be made pro-rata from the Investment Fund or Funds in which such excess contributions were invested.

          Any such distribution of excess Before Tax Savings contributions shall be limited to the extent such excess Before Tax Savings contributions were the result of a reasonable error in determining the amount of Before Tax Savings contributions permitted with respect to an individual under the limits of Section 415 of the Code after taking into consideration other Annual Additions for the year.

          Excess Employer Contributions shall be used to reduce contributions for such Participant in the next Plan Year and each succeeding Plan Year if necessary; provided, that if the Participant is not covered by the Plan at the end of the current Plan Year, the portion exceeding the limitation of this Article V shall be held unallocated in a subaccount of the Employer Suspense Account for such Plan Year and shall be allocated and reallocated to the Member's Accounts of all Participants in the next Plan Year before any other contributions are allocated to the Member's Accounts of such Participants. This subaccount of the Employer Suspense Account will reduce future contributions for all remaining Participants in the next Plan Year, and each succeeding Plan Year if necessary.

          In the event of a termination of the Plan, unallocated amounts held in such subaccount of the Employer Suspense Account shall be allocated to the extent possible under this Article V for the Plan Year of termination. Any amount remaining in such subaccount upon termination of the Plan shall then be returned to the Employer, notwithstanding any other provision of the Plan or Trust Agreement.

Section 5.3 - Ordering Rule for Multiple Plans

          Reductions in benefits under this Article V arising by reason of a Participant's participation in multiple plans shall be effected as follows:
(1) benefits and contributions under continuing plans shall be reduced before benefits under any terminated plan, and (2) benefits and contributions under continuing plans shall be reduced in the reverse order in which benefits or contributions would otherwise accrue, except as any other such plan may otherwise expressly provide.

Section 5.4 - Coverage by Defined Benefit Plan

          In the case of any Participant who is also a participant in a Defined Benefit Plan maintained by an Employer or an Affiliate, retirement benefits under such Defined Benefit Plan shall be first reduced in accordance with the provisions thereof before the allocation of any contributions on behalf of such Participant under a Defined Contribution Plan are reduced, so that the overall limitations on benefits and contributions contained in Section 415(e) of the Code will not be exceeded. For this purpose, the Committee shall compute the "Defined Contribution Plan Fraction" (as hereinafter defined) and adjust the "Defined Benefit Plan Fraction" (as hereinafter defined) so that the sum of these fractions shall not exceed 1.0.

Section 5.5 - Definitions

For purposes of this Article V, the following definitions shall apply:

          (a) "Annual Additions" shall mean the sum for any Plan Year of (1) contributions and forfeitures allocated to a Participant's Member's Account under this Plan for any Plan Year, (2) the contributions and forfeitures allocated to his account under any other Defined Contribution Plan (or portion thereof) of any Employer or Affiliate, (3) employee contributions under all such plans (or portions thereof), and (4) amounts described in
               Section 419A(d)(2) of the Code (relating to post-retirement medical benefits of key employees) or allocated to a pension plan individual medical account described in Section 415(l) of the Code, to the extent includable for purposes of Section 415(c)(2) of the Code. The employee contributions described in clause (3) hereof shall be determined without regard to (A) any rollover contributions, or (B) any repayment of loans. Employer and employee contributions taken into account shall include "excess contributions" as defined in Section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in Section 401(m)(6)(B) of the Code, and "excess deferrals" as described in
               Section 402(g) of the Code (to the extent such "excess deferrals" are not distributed to the Participant by the April 15th following the close of the taxable year of the Participant in which such deferrals were made), regardless of whether such amounts are distributed or forfeited. The Annual Additions for any Plan Year beginning before January 1, 1987 shall be determined under the Plan as then in effect and shall not be recomputed to treat all employee contributions as Annual Additions.

          (b) "Defined Benefit Plan" shall mean any "Retirement Plan" (as hereinafter defined) that does not meet the definition of a Defined Contribution Plan.

          (c) "Defined Benefit Plan Fraction" shall mean a fraction, the numerator of which is the aggregate of the projected annual benefits (determined as of the last day of the Plan Year) of the Participant under all Defined Benefit Plans maintained by an Employer or an Affiliate, and the denominator of which is the lesser of (1) the dollar limitation in effect under Section 415(b)(1)(A) of the Code pursuant to applicable regulations for such year multiplied by 1.25 or (2) the amount that may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant under all such Defined Benefit Plans for such year multiplied by 1.4.

          (d) "Defined Contribution Plan" shall mean a Retirement Plan that provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account (and any income, expenses, gains and losses attributable thereto) and any forfeitures of accounts of other Participants that may be allocated to such Participant's account. For this purpose, employee contributions made pursuant to a Defined Benefit Plan maintained by an Employer or an Affiliate shall be treated as a separate Defined Contribution Plan.

          (e) "Defined Contribution Plan Fraction" shall mean a fraction, the numerator of which is the aggregate of the Annual Additions to the Participant's Member's Account and any other Defined Contribution Plan maintained by an Employer or an Affiliate for such Plan Year and all prior Plan Years, and the denominator of which is the lesser of the following amounts determined for such Plan Year and each prior year of Service with an Employer or
               Affiliate: (1) the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year pursuant to applicable regulations (determined without regard to Section 415(c)(6) of the Code) multiplied by 1.25 or (2) the amount that may be taken into account under Section 415(c)(1)(B) of the Code with respect to the

               Participant under all such Defined Contribution Plans for such year multiplied by 1.4.

          (f) "Retirement Plan" shall mean (1) any profit sharing, pension or stock bonus plan described in Sections 401(a) and 501(a) of the Code, (2) any annuity plan or annuity contract described in
               Section 403(a) or 403(b) of the Code, (3) any individual retirement account or individual retirement annuity described in
               Section 408(a) or 408(b) of the Code, or (4) a simplified employee pension described in Section 408(k) of the Code.

Section 5.6 - Limitation Year

          All determinations under this Article V shall be made by reference to the Plan Year. The limitations imposed by this Article V shall be administered in accordance with any rulings and regulations that are issued by the Secretary of Treasury under Section 415 of the Code.

                                   ARTICLE VI

                INVESTMENT OF TRUST FUND AND MEMBER'S ELECTIONS

Section 6.1 - Member's Elections - Investment Options

          Except as otherwise provided in Section 6.3, each Participant shall elect with respect to contributions credited to a Member's Account to have such contributions invested in increments of twenty-five percent (25%) (or such other percentage prescribed by the Committee) of the total in any one or more of the Investment Funds, provided, however, that no more than fifty percent (50%) of the total of such contributions, may be invested in the American Express Stock Fund.

          Each Participant shall file elections with the Committee, in the form prescribed by the Committee, upon becoming a Participant. Before January 1, 1990, such elections could be changed as of each January 1 or July 1.
Effective January 1, 1990, such elections may be changed as of each Quarterly Window Date, by filing new elections with the Committee at least 15 days prior to such dates, in the form prescribed by the Committee. If a Participant initially fails to make an election pursuant to the provisions of this Section 6.1, his Account shall be invested in the Investment Fund or Funds designated from time to time by the Committee. Investment elections will be given effect as soon as administratively practicable after each Quarterly Window Date.

Section 6.2 - Investment Transfers

              Except as otherwise provided in Section 6.3, each Member may elect with respect to a Member's Account to have the assets of such Account invested in any Investment Fund or Funds, transferred, in increments of twenty-five percent (25%) (or such other percentage prescribed by the Committee) of the total, to any other Investment Fund or Funds; provided, however, that no such transfer shall result in more than fifty percent (50%) of the total amount in the Member's Account, being invested in the American Express Stock Fund as of the effective date of transfer.

              Before January 1, 1990, a Member could elect to make an investment transfer as of each January 1 or July 1. Effective January 1, 1990, each Member may elect to make an investment transfer as of the date preceding each Quarterly Window Date by filing such election, in the form prescribed by the Committee, at least 15 days prior to such dates. Investment transfers shall be given effect as soon as administratively practicable.

Section 6.3 - Investing Basic and Matching Contributions

              Basic and Matching Contributions made in American Express Stock shall be invested in the American Express Stock Fund until the quarter immediately following the date such Basic and Matching Contributions are credited to Participants' Employer Contribution Accounts, at which time each Participant may elect to transfer all or a portion of such Basic and Matching Contributions in accordance with the provisions of Section 6.2.

Basic and Matching Contributions made in American Express Stock after December 31, 1990 shall not be taken into account for purposes of determining the fifty percent (50%) limitation on investments in the American Express Stock Fund until such time as the Participant elects to transfer these Employer Contributions into another Investment Fund.

Section 6.4 - Investing of Employer Suspense Account

              All amounts held in the Employer Suspense Account shall be invested as directed by the Committee.

Section 6.5 - Transfer of Assets

              The Committee shall direct the Trustee to transfer moneys or other property from the appropriate Investment Fund to the other Investment Funds as may be necessary due to Members' elections to carry out the aggregate transfer transactions after such Committee has caused the necessary entries to be made in the Member's Accounts in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules established therefor by such Committee. All such transfers shall be effected as soon as administratively practicable after receipt of such transfer instructions.

Section 6.6 - Voting of Company Stock

              All American Express Stock, including fractional shares in a Member's Account, shall be voted by the Trustee. To the extent American Express Stock is not voted by the Trustee, such stock shall be voted by the Participants.

                                  ARTICLE VII

                        VESTING, DISTRIBUTION TO MEMBERS

Section 7.1 - Vesting

              A Member's interest in his Member's Account shall at all times be fully vested and nonforfeitable.

Section 7.2 - Distribution Upon Termination of Employment or Disability

              (a) Except as otherwise provided in Subsection (b) below, in the event a Participant terminates his employment for any reason other than death or incurs a Date of Disability, there shall be distributed to him the full amount of his Member's Account. Unless the Participant is eligible for and elects a delayed distribution in accordance with Section 7.4, such distribution shall be made as a single sum payment based on the Member's Account adjusted as of a Valuation Date reasonably following the date of such termination or Date of Disability, with payment to be made as soon as administratively practicable following such Valuation Date.

              If a Member ceases to be employed by an Employer or Affiliate because of a sale or other disposition of all or part of the assets or business operations of such Employer or Affiliate but continues in the employ of a purchaser or affiliate thereof (or any of their successors) to whose plan the assets and liabilities attributable to such Member are (or are to be)





                                     VII-1
transferred in a transaction described in Section 12.5, such Member shall not thereby be deemed to retire or terminate employment for purposes of this Plan.


              If a Member ceases to be employed by an Employer or Affiliate because of the withdrawal of such entity from membership in the Company's controlled group within the meaning of Section 414(b) or (c) of the Code (such as by reason of the sale or other disposition of the stock of such Employer or Affiliate) and such entity or an affiliate thereof (or any of their successors) establishes or maintains a plan to which the assets and liabilities attributable to such Member are (or are to be) transferred in a transaction described in Section 12.5, such Member shall not thereby be deemed to retire or terminate employment for purposes of this Plan.

              (b) Upon a Participant's Date of Disability or termination of employment for any reason other than death, if the value of his Member's Account exceeds $3,500, distribution shall be made to him in accordance with Subsection (a) above only if such Participant consents to the distribution in writing. In the event a terminated or disabled Participant fails to so consent, distribution of his Member's Account shall be made to the former Participant or his Beneficiary as the case may be upon the earliest of:

                    (1)    death of the former Participant;





                                     VII-2

                    (2)    attainment of age 65 by the former Participant; or

                    (3) submission of a written consent by the former Participant (or, in the case of an Alternate Payee, submission of a written consent by the Alternate Payee).

              (c) A Member shall not be considered to have terminated his employment if he is employed by an Affiliate. A Member must actually terminate employment with the Company, and any Employer or Affiliate prior to entitlement to a distribution due to termination of employment.

Section 7.3 - Distribution Upon Death

              In the event of a Member's death there shall be distributed to his Beneficiary or Beneficiaries (determined in accordance with the provisions of Section 11.1) the full amount of his Member's Account.

              Unless such Beneficiary or Beneficiaries elects a delayed distribution in accordance with Section 7.4, distribution shall be made as soon as administratively practicable in a single sum payment based on the Member's Account adjusted as of the Valuation Date immediately following the date the Member's death is reported to the Committee on forms acceptable to the Committee. If the Beneficiary is the Member's spouse, distribution shall be made within ninety (90) days of the





                                     VII-3

Member's death if reasonably practicable and otherwise as soon as practicable.

              Payment to said Beneficiary or Beneficiaries will be made as soon as administratively practicable following receipt of any forms required by the Committee for distribution.

Section 7.4 -  Delayed Distribution

              In the event a Member terminates his employment on account of death or retirement, his Member's Account shall be distributed to him or to his Beneficiary or Beneficiaries, as the case may be, in the amount and at the time specified in Sections 7.2 and 7.3. Notwithstanding the preceding sentence, the Member or his Beneficiary or Beneficiaries may elect to defer the distribution of the Member's Account until no later than the end of the first calendar quarter of the next succeeding Plan Year, in which event such Member's Account shall be adjusted at the Valuation Date next preceding the delayed distribution date.

Section 7.5 -  Timing of Distribution

              A distribution of the Member's Account shall be made as soon as administratively feasible following the applicable Valuation Date described in Sections 7.2, 7.3 or 7.4. However, in no event shall the distribution of the Member's Account in accordance with Sections 7.2(a) and 7.4 be made to the Member later than sixty (60) days after the close of the Plan Year in





                                     VII-4
which such termination of employment occurs, or, if later, within sixty (60) days after the earliest date on which the amount to be distributed can be determined or the date on which a Member, whose whereabouts were previously not reasonably ascertainable, has been located.

Section 7.6 - Distribution Upon Attainment of Age 70-1/2

              (a) Notwithstanding any provision of this Article VII to the contrary but subject to Subsection (b) below, distribution of a Member's Account shall commence no later than April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2 ("Required Beginning Date").

              (b) The Required Beginning Date of a Member who attained age 70-1/2 prior to January 1, 1988 shall be determined in accordance with (1) or
(2) below:

              (1) The Required Beginning Date of such a Member who is not a five percent (5%) owner (as described in Subsection (c) below) is April 1 of the calendar year following the calendar year in which the Member retires.

              (2) The Required Beginning Date of such a Member who is a five percent (5%) owner (as described in Subsection (c) below) is the April 1 of the calendar year following the earlier of:





                                     VII-5

                    (i) the calendar year with or within which ends the Plan Year in which the Member becomes a five percent (5%) owner (as described in Subsection (c) below); or

                    (ii)   the calendar year in which the Member retires.

              (c) A Member is treated as a five percent (5%) owner for purposes of this Section 7.6 if he is a five percent (5%) owner as described in Prop. Treasury Reg. Section 1.401(a)(9)-1(Q&A B-2)(d).

              (d)   Distribution of a Member's Account pursuant to this Section
7.6 shall be made in a single sum payment based on the Member's Account adjusted as of the last Valuation Date of the Plan Year, with payment to be made as soon as administratively practicable following such Valuation Date.

              Effective January 1, 1993, a Member subject to the distribution requirements of this Section 7.6 may elect to receive distributions from his Member's Account over his life expectancy in accordance with Treasury Regulations. Such distributions shall be made pro rata from the Investment Fund or Funds in which such account is invested.

              (e) The benefit of a Member who begins receiving benefits pursuant to this Section 7.6 shall be adjusted,





                                     VII-6
effective on the January 1 following the Plan Year in which the Member's benefit commenced and on each succeeding January 1 prior to the Member's termination of employment, to reflect the effect of changes in the Member's Account since the previous January 1. Adjustments required by this Subsection
(e) shall include a reduction equal to the benefit payments already made with respect to the Member. In no event, however, will the benefit payable to the Member be reduced as a result of this Subsection (e).

              (f) Even though such Member's benefits have commenced under this Section 7.6, upon his termination of employment his Member's Account shall be distributed to him as a single sum payment based on the Member's Account adjusted as of a Valuation Date reasonably following the date of such termination, with payment to be made as soon as administratively practicable following such Valuation Date.

Section 7.7 -  Distributions in Cash and Stock

              If a Member so elects, all distributions to be made pursuant to the foregoing sections of this ARTICLE VII from the American Express Stock Fund or Company Stock Fund shall be in whole shares of Company Stock, provided that the Member will be receiving at least twenty-five (25) whole shares of Company Stock. Any distribution comprising less than twenty-five (25) shares and any fractional shares shall be paid in cash. To receive Company Stock, a Member (or any Beneficiary or





                                     VII-7

Beneficiaries) must provide written notice to the Committee prior to the effective date of such distribution. If a Member fails to so elect, or will be receiving less than twenty-five (25) whole shares, the distribution shall be made in cash in lieu of Company Stock, the amount of such cash to be computed at the last reported sale price of such Company Stock on the principal national securities exchange on which shares of the stock are traded on the applicable Valuation Date.

Section 7.8 -  Withdrawals After Attainment of 59-1/2

              Any Member employed by an Employer or Affiliate who has attained the age of 59-1/2 may elect to withdraw all or part of his Member's Account subject to the following restrictions. Withdrawals shall be allowed only once in any consecutive twelve (12) month period and application therefor shall be made in the form prescribed by the Committee. Any withdrawal under this
Section 7.8, must be in an amount of not less than $1,000 (or such larger amount as may be established by the Committee from time to time under nondiscriminatory rules) and will be withdrawn from the Member's Account (and pro rata from the Investment Funds each such account is invested in) in the following order of priority: (a) Rollover Account; (b) Before Tax Savings Account; and (c) Employer Contribution Account. Distribution of such withdrawals shall be made in a single sum payment by check, or, effective January 1, 1990 and subject to the provisions of Section 7.7, in Company Stock, based on the Member's Account





                                     VII-8
adjusted as of the Valuation Date coinciding with or immediately preceding the date on which distribution is made and all such distributions shall be made as soon as administratively practicable after the appropriate Valuation Date.

Section 7.9 -  Hardship Withdrawals

              (a) Any Member employed by an Employer or Affiliate may, by applying in the manner prescribed by the Committee, withdraw so much of his Member's Account as the Committee shall in a uniform and nondiscriminatory manner determine to be necessary (based on such representations or other information as the Committee may request in its discretion) to meet any condition of "financial hardship" described in Subsection (e) below affecting such Member, to the extent necessary to satisfy such financial hardship.

              Any withdrawal under this Section 7.9, must be in an amount of not less than $500 (or such larger amount as may be established by the Committee from time to time under nondiscriminatory rules) and will be withdrawn from the Member's Account (and pro rata from the Investment Funds each such account is invested in) first from the Rollover Account and then from the Before Tax Savings Account. Hardship withdrawals from a Member's Employer Contributions Account and of post-1988 investment earnings on Before Tax Contributions are not permitted. A Member may not return any amounts withdrawn hereunder.





                                     VII-9

              (b) No withdrawal under this Section 7.9 will be permitted unless the Member first withdraws, to the extent permitted under such plans, the total amount standing to his credit under The Lehman Brothers Holdings Inc. (formerly The Shearson Lehman Brothers Holdings Inc.) Voluntary Deferred Compensation Plan, any other nonqualified deferred compensation plan which permits hardship withdrawals, and such other programs or plans as determined by the Committee on a nondiscriminatory basis.

              (c) Effective January 1, 1990, application for withdrawals, in the form prescribed by the Committee, shall be allowed only once in any consecutive twelve month period.

              (d) If a withdrawal from a Member's Before Tax Savings Account is made by the Member pursuant to this Section 7.9, no contributions shall be made to such Member's Before Tax Savings Account under this Plan for the twelve
(12)-month period commencing on the date of payment to the Member.

              (e) For purposes of this Section 7.9, "financial hardship" means immediate and significant financial needs occurring in the personal affairs of a Member which continue to exist after all other financial resources have been exhausted, and which are found to be both acceptable to the Committee and in accordance with rules and regulations promulgated by the Internal Revenue Service. In making its determination, the Committee





                                     VII-10
shall take into consideration the following factors, including but not limited to:

                    (1) Costs (other than mortgage payments) directly related to the purchase of the Member's primary residence;

                    (2) Payments of tuition and related educational fees (but not to include room, board or books) for the next twelve (12) months of post-secondary education of the Member or the Member's spouse, child(ren) or dependents (as defined in Section 152 of the Code);

                    (3) Expenses for medical care described in Section 213(d) of the Code previously incurred by the Member or the Member's spouse, child(ren) or dependents (as defined in Section 152 of the Code) or expenses necessary in order for such persons to obtain such care, provided that such expenses have not been and will not in the future be covered by insurance;

                    (4) Prevention of eviction or foreclosure on the Member's primary residence;





                                     VII-11

                    (5) Exceptional circumstances, as determined in the sole discretion of the Committee; or

                    (6) Payment of federal, state or local income taxes or penalties reasonably anticipated to result from the Member's hardship withdrawal under this Section 7.9 (but not to exceed twenty-five percent (25%) of the withdrawal amount).

For these purposes, general indebtedness, ordinary taxes, settling margin calls, or similar reasons, do not constitute exceptional circumstances.

Section 7.10 - Debiting of Investment Fund

              If a Member makes a partial withdrawal of his Member's Account under Section 7.8 or Section 7.9 or other specified sections of this Plan and his Member's Account is invested in more than one Investment Fund, then the amount withdrawn from his Member's Account shall be debited, on a pro rata basis, against each Investment Fund in which such Member's Account is invested.

Section 7.11 -  Distributions to Alternate Payees

              (a) The Committee shall recognize and honor any judgment, decree or order entered on or after January 1, 1985 under a state domestic relations law which the Committee





                                     VII-12
determines to be a Qualified Domestic Relations Order in accordance with reasonable procedures to determine such status as the Committee shall establish.

              Without limitation of the foregoing, the Committee shall notify a Member and the Alternate Payee under a judgment, decree or order which purports to be a Qualified Domestic Relations Order of (1) the receipt thereof, (2) the Plan's procedures for determining whether such judgment, decree or order is a Qualified Domestic Relations Order, and (3) any determination made with respect to such status.

              During any period which the Committee is determining whether any judgment, decree or order is a Qualified Domestic Relations Order, any amount which would have been payable to an Alternate Payee pursuant to such order shall be separately accounted for (and adjusted to reflect its appropriate share of the gains, losses or expenses of the Investment Funds as of each Valuation Date pursuant to Section 9.3, but shall still be subject to the investment elections made by the Member pursuant to Section 6.2) pending payment to the proper recipient thereof.

              If the Committee determines such judgment, decree or order to be a Qualified Domestic Relations Order within eighteen (18) full calendar months commencing with the date on which the first payment would be required to be made under such judgment, decree or order, the separately accounted for amount, as





                                     VII-13
adjusted, shall be placed in a separate account ("Alternate Payee's Account") until such account is distributed to the Alternate Payee.

              If the Committee is unable to make such a determination within the eighteen (18)-month time period, payment under the Plan shall be made as if such judgment, decree or order did not exist and any such determination made after such time period shall be applied prospectively only.

              Distribution to an Alternate Payee under a Qualified Domestic Relations Order shall be made from the Alternate Payee's Account in accordance with the directions of the Qualified Domestic Relations Order, and to the extent not so designated, on a pro rata basis from the Alternate Payee's Account (and Investment Funds thereunder as described in Section 7.10).

              (b) Except as otherwise provided in Subsection (c) below, distribution to an Alternate Payee shall be made in a single sum payment as soon as administratively feasible following the date specified in the Qualified Domestic Relations Order, which may not be earlier than the "earliest retirement date" (as such term is defined in Section 414(p) of the Code) under the Plan. Payment shall be made only after such Alternate Payee has consented to the payment, and in the absence of such consent, no later than the date as determined in Section 7.2(b).





                                     VII-14

              (c) Notwithstanding the provisions of Subsection (b) above, if the value of the Alternate Payee's Account is $3,500 or less, payment shall be made as soon as practicable following the determination that an order is a Qualified Domestic Relations Order.

              If the Alternate Payee and the Committee enter into an agreement providing for distribution, payment of benefits to the Alternate Payee under the order may be made (i) at any time after the date of the order, (ii) as if the Participant had retired on the date on which such payment is to begin under such order.

              (d) Until the Alternate Payee's Account is distributed to the Alternate Payee, it shall be adjusted to reflect its appropriate share of the gains, losses and expenses of the Investment Funds as of each Valuation Date pursuant to Section 9.3 and shall be subject to the transfer elections (described in Section 6.2) made by the Alternate Payee as though he were the Member.

Section 7.12 - Fund to Fund Transfers

              With the consent of the Committee, amounts may be transferred from the Plan on behalf of a Member to other qualified plans, provided that the trust to which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Company, the transfer will not





                                     VII-15
jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for any Employer.

Section 7.13 - Direct Rollover of Eligible Rollover Distributions

              (a) This Section 7.13 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

              (b) For purposes of this Section 7.13, the following definitions shall apply:

                    (1) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net





                                     VII-16
                           unrealized appreciation with respect to employer securities).

                    (2) "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                    (3) "Distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee or former employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.





                                     VII-17

                    (4) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee in accordance with procedures established by the Committee.

              (c) No more than one Direct Rollover may be elected by a Distributee for each Eligible Rollover Distribution.

              (d) Default Procedure. If the value of a terminated Member's vested interest in his Member's Account does not exceed $3,500 (and did not exceed $3,500 at the time of any prior distribution under the Plan), and such Member does not make a timely election whether or not to directly roll over his distribution, such distribution shall be made directly to the Member.

              (e) This Section 7.13 applies to all distributions under the Plan as described above whether made under this Article VII or under any other Article of the Plan.





                                     VII-18

                                  ARTICLE VIII

                                   FINANCING

Section 8.1 - Trust Funds

              All of the contributions to the Plan shall be held by a Trustee or Trustees, appointed from time to time by the Board of Directors, in one or more trusts, under a trust instrument or instruments approved or authorized by the Board of Directors for use in providing the benefits of the Plan and in paying any expenses of the Plan not paid directly by the Company.

Section 8.2 - Contributions to the Trust

              Each Employer shall make such contributions to the Trustee under the Trust Agreement as is required by the provisions of the Plan as long as the Plan is in effect.

              If more than one Employer participates in this Plan during a particular Plan Year, each such Employer shall make its own contributions only for the benefit of its own Employees who are Participants in the Plan, unless and to the extent that a particular Employer is permitted to contribute for the benefit of the Employees of another Employer who are Participants pursuant to
Section 404(a)(3)(B) of the Code, and such Employer, by action of its board of directors, agrees to do so.

Section 8.3 - Contributions in American Express Stock





                                     VIII-1

              If the Employer determines to make Employer Contributions and Before Tax Contributions previously elected to be invested in the American Express Stock Fund in the form of American Express Stock, the Employer may acquire such American Express Stock directly from American Express Company.
The fair market value of American Express Stock shall be equal to the average of the high and low as reported on the New York Stock Exchange Composite Transaction Tape on the date of purchase by the Trustees. If the Employer is unable to acquire American Express Stock from American Express Company due to a Black Out Period, the Employer may make a cash contribution and the Committee may direct the Trustee to hold such cash contribution in the Employer Suspense Account until the expiration of such Black Out Period. Upon the expiration of a Black Out Period, the Trustee shall, as soon as administratively practicable, acquire American Express Stock from American Express Company and allocate such shares to Member's Accounts.

Section 8.4 - Non-Reversion

              The Employers shall have no right, title or interest in the contributions made to the Trust Fund under the Trust and no part of the Trust Fund shall revert to the Company, except that:

              (a) If a contribution is made to the Trust Fund by an Employer by mistake of fact, then such contributions may be returned to the Employer





                                     VIII-2
                    within one year after the payment of the contribution; and

              (b) Every contribution by the Employer to the Trust Fund is conditioned on its current deductibility under Section 404 of the Code, and to the extent that the contribution is disallowed as a deduction, it may be returned to the Employer within one year after the disallowance. A contribution returned to an Employer pursuant to this paragraph shall be adjusted to reflect its proportionate share of the Trust Fund's loss, if any, but not profit.

Section 8.5 - Expenses

              Unless paid by the Employer, the expenses of administering the Plan, other than compensation of persons on the payroll of the Employer, but including fees of the Trustee, counsel, accountants or other experts appointed under the Plan, shall be paid out of the Trust Fund to the extent allowed by law.

Section 8.6 - Rights in the Trust Fund

              Persons eligible for benefits under the Plan are entitled to look only to the Trust Fund for the payment of such benefits and have no claim against an Employer, the Committee, or any other person. No person shall have any right, title or





                                     VIII-3
interest in the Trust Fund except as expressly provided in the Plan.

Section 8.7 - Exclusive Benefit

              The Trust Fund shall be used to provide the benefits and pay the expenses of this Plan and of the Trust Fund and, except as otherwise provided in Section 5.2 and Section 8.4, no part of the corpus or income shall be used for or diverted to purposes other than for the exclusive benefit of Participants, Members and their Beneficiaries and the payment of the expenses of this Plan.

              Notwithstanding the fact that an Employer may make contributions to the Plan on behalf of Participants employed by another Employer pursuant to
Section 8.2, on an ongoing basis, the contributions made by or on behalf of each Employer may only be used to pay benefits hereunder to those Participants for whom such contributions were made.





                                     VIII-4

                                   ARTICLE IX

                        ACCOUNTS AND RECORDS OF THE PLAN

Section 9.1 - Accounts and Records

              The accounts and records of the Plan shall be maintained by the Committee or its designee and shall accurately disclose the status of the accounts of each Member or his Beneficiary in the Plan.

              Each Member shall be advised from time to time, at least once each Plan Year, as to the status of his Member's Account and the portions thereof attributable to his Before Tax Savings Account, Employer Contribution Account and Rollover Account.

Section 9.2 - Investment Funds

              The Trust Fund shall consist of the Investment Funds in which each Member, who has any interest therein, shall have an undivided proportionate interest. The Committee shall have the right to establish and disestablish Investment Funds from time to time to implement and carry out investment objectives and policies established by the Committee. Each Member's undivided proportionate interest in each Investment Fund of the Trust Fund shall be measured by the proportion that the value of such part of his Member's Account as is invested in that Fund bears to the total of such parts of all Member's Accounts as are invested in that Fund on the date that such interest is being determined.

              The Trustee shall maintain in cash, without obligation to credit interest thereon, such part of the Trust Fund as the Committee specifies for the proper administration of the Plan. At the Committee's direction, the Trustee shall invest such cash in short-term obligations as determined by the Trustee, which shall be treated as cash for purposes of the Plan.

Section 9.3 - Adjustments to Member's Account to Reflect the Net Worth of the Investment Fund

              As of each Valuation Date, or more frequently as determined by the Committee, the Committee shall adjust the net credit balances of the Members' Accounts, in the respective Investment Funds of the Trust Fund, upward or downward, pro rata, so that the aggregate of such net credit balances will equal the net worth of each Investment Fund of the Trust Fund as of that Valuation Date, or as determined by the Committee, using fair market values as determined by the Trustee and reported to the Committee, after such net worth for the appropriate Investment Fund has been reduced by any expenses, withdrawals, distributions and transfers chargeable to that Investment Fund which have been incurred but not yet paid. All determinations made by the Trustee with respect to fair market values and net worth shall be made in accordance with generally accepted principles of trust accounting, and such determinations by the Committee based thereon shall be conclusive and binding upon all persons having an interest under the Plan.

                                   ARTICLE X

                                 ADMINISTRATION

Section 10.1 - Employee Benefit Plans Committee

           The complete authority and discretion to control and manage the operation and administration of the Plan shall be placed in the Employee Benefit Plans Committee. The Committee shall consist of at least three members appointed from time to time by the Finance Committee of the Board of Directors or its delegatee(s) to serve at the pleasure thereof. Any member of the Committee may resign by delivering his written resignation to the Company.

Section 10.2 - Rules of Administration

           Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan. The Committee shall have the discretion and exclusive right to determine any question arising in connection with the interpretation, application or administration of the Plan, and its interpretation in good faith shall be conclusive and binding on all parties concerned, including without limitation, any and all Employees, Members, spouses, Beneficiaries, heirs, distributees, estates, executors, administrators and assigns. All actions, decisions and interpretations of the Committee in administering the Plan shall be performed in a uniform and nondiscriminatory manner.

Section 10.3 - Suspense of Investment Elections

           If the Committee determines that there is a Black Out Period or specific circumstances so require, investment elections and transfers shall be suspended until the Black Out Period expires or the specific circumstances cease to exist, at which time the Committee shall direct the Trustee to promptly comply with the Participants' investment elections.

Section 10.4 - Claims Procedure

           Any Member or Beneficiary who believes that he is then entitled to receive a benefit under the Plan, including one greater than that determined by the Committee, may file a claim in writing with the Committee in accordance with the claims review procedure set forth in the Summary Plan Description of this Plan.

Section 10.5 - Action by Majority

           Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of such majority, expressed from time to time by a vote at a meeting or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office. The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

Section 10.6 - Retention of Advisors

           The Committee or any fiduciary designated by the Committee pursuant to Section 10.11 may employ counsel and other agents and may procure such clerical, accounting, actuarial and other services as they may require in carrying out the provisions of the Plan.

Section 10.7 - Committee Member Compensation

           No member of the Committee shall receive any compensation for his services as such.

Section 10.8 - Indemnification

           The Company shall indemnify and save harmless each member of the Committee against all expenses and liabilities arising out of membership on the Committee, excepting only expenses and liabilities arising from his own gross negligence or willful misconduct, as determined by the Board of Directors.

Section 10.9 - Named Fiduciary and Plan Administrator

           For purposes of the Act, the "Named Fiduciary" for operation and administration of the Plan and the "Plan Administrator" shall be the Committee, and the Committee is hereby designated as agent for service of legal process.

Section 10.10 - Service in Various Fiduciary Capacities

           Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

Section 10.11 - Power of Delegation

           The Committee may designate in writing other persons to carry out a specified part or parts of its responsibilities hereunder (including the power to designate other persons to carry out a part of such designated responsibility).

                                   ARTICLE XI

            BENEFICIARY DESIGNATION, INCOMPETENCY AND NON-ALIENATION

Section 11.1 - Beneficiary Designation

           (a) Each Member may designate, in the form prescribed by the Committee, a Beneficiary or Beneficiaries to receive his interest in the Plan in the event of his death, and may direct that payments be made in specific proportion to certain primary Beneficiaries if living at the date of his death, or if not so living, to certain secondary Beneficiaries, in specified portions, but such designation shall not be effective for any purpose until it has been filed by him during his lifetime with the Committee. He may, from time to time during his lifetime, in the form prescribed by and filed with the Committee, change the Beneficiary or Beneficiaries.

           In the event that a Member fails to designate a Beneficiary, or if for any reason such designation shall be legally ineffective, or if no designated Beneficiaries survive to the date that a distribution is payable, distribution shall be made to his estate. If more than one Beneficiary of a particular class (primary or secondary) is entitled to benefits, payments shall be made in equal shares to such Beneficiaries, unless some other specific proportions are clearly designated. If more than one Beneficiary of a particular class (primary or secondary) is named, the interest of any deceased Beneficiary of that class shall pass to the surviving Beneficiary or Beneficiaries of that class except to the extent that the designation provides for payment to any secondary Beneficiary(s) upon the death of a primary Beneficiary.

           (b) Notwithstanding anything in this Section 11.1 to the contrary, for a Member who was legally married on the date of his death which occurs on or after August 23, 1984, and prior to distribution of his Member's Account, the Beneficiary shall be his surviving spouse unless such Member designates some other Beneficiary and (i) the spouse waives the right to be the Member's Beneficiary, (ii) the Member establishes to the satisfaction of the Committee that the spouse cannot be located or has abandoned the Member within the meaning of local law, or (iii) the Member has no surviving spouse. In such event, the designation of a Beneficiary other than the surviving spouse shall be in the form prescribed by the Committee.

           Any such designation may be revoked solely by the Member by written notice to the Committee; provided, however, the Member's spouse must consent in writing to any such change or revocation. Any consent by a Member's spouse to waive the rights provided under this Section 11.1 must be in writing, acknowledge the effect of such waiver, and be witnessed by a notary public. Further, a spouse's consent is irrevocable and must identify the designated non-spouse Beneficiary by name or class.

           If a Member has failed effectively to designate a Beneficiary to receive the Member's death benefits, or a Beneficiary previously designated has predeceased the Member and no alternative designation has become effective, such benefits shall be distributed to the Member's surviving spouse, if any, or if no spouse survives the Member, to the Member's estate.

           (c) Before making distribution to a Beneficiary, the Committee may require such proof of death and such evidence of the right of any person to receive all or part of the death benefit of a deceased Member as the Committee may deem desirable. The Committee's determination of the fact of death of a Member and of the right of any person to receive distributions as a result thereof shall be conclusive upon such person or persons having or claiming any right in the Trust Fund on account of such Member.

           (d) If distribution in respect of any Member's Account is made to a person reasonably believed by the Committee or its delegate (taking into account any document purporting to be a valid consent of the Member's spouse, or any representation by the Member that he is not married) to properly qualify as the Member's Beneficiary under the foregoing provisions of this Article XI, the Plan shall have no further liability with respect to such Member's Accounts (or the portion thereof distributed).

Section 11.2 - Incompetence

           Whenever and as often as any person entitled to receive a distribution under the Plan shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to care for such distributions to his own best interest and advantage, the Committee, in the exercise of its discretion, may direct such distributions to be made in any one or more of the following ways:

           (a)   To the spouse;

           (b)   To the legal guardian or conservator; or

           (c) To any other person to be held and/or used for such person's benefit.

The decision of the Committee shall, in each case, be final and binding upon all parties, and any distribution made pursuant to the power herein conferred on the Committee shall, to the extent so made, be a complete discharge of the obligations under the Plan of the Employer, the Trustee, and the Committee in respect of such Member.

Section 11.3 - Non-Alienation

           (a) The right to receive funds under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and if any attempt is made to do so, or a person eligible for any funds becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Committee, and such Committee may cause the same to be held or applied for the benefit of such person or one or more of his dependents in such manner as it deems proper.

           (b) The provisions of Subsection (a) shall not apply to a "qualified domestic relations" order as defined in Section 414(p) of the Code and any other domestic relations order permitted to be so treated by the Committee in accordance with Section 7.11. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

                                  ARTICLE XII

                           AMENDMENT AND TERMINATION

Section 12.1 - Amendment to Conform with Law

           The Company reserves the right to make by amendment such changes in, additions to, and substitutions for the provisions of this Plan, to take effect retroactively or otherwise, as is deemed necessary or advisable from time to time to qualify the Plan under Sections 401(a) and 401(k) of the Code, to continue the Plan as so qualified, or to comply with any other provision of law relating to trusts and plans of this or a similar nature, and administrative regulations promulgated thereunder.

Section 12.2 - Other Amendment and Termination

           The Company also reserves the right to amend this Plan at any time, and from time to time, in any manner it deems desirable including, but not limited to, changing or modifying contributions under the Plan, or changing any provision relating to the distribution or withdrawal, or both, with respect to any account balances. The Company further reserves the right to terminate this Plan at any time by resolution of its Board of Directors.

Section 12.3 - Limitations on Amendments





                                     XII-1

           The provisions of this ARTICLE XII are subject to and limited by the following restrictions:

           (a) No such amendment shall operate either directly or indirectly to give any Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of persons who are at any time on or after the date hereof, Members or Beneficiaries.

           (b) Except to the extent necessary to produce conformity to the laws and regulations described in Section 12.1, no such amendment shall operate either directly or indirectly to deprive any Member of his nonforfeitable beneficial interest as it is constituted at the time of the amendment.

Section 12.4 - Termination of the Plan

           Upon complete or partial termination of the Plan, the rights of all affected Members to their Member's Accounts as of the date of such termination shall be nonforfeitable. If the Plan is completely terminated, the assets attributable to each Member's Account shall either be distributed to the Member (or his Beneficiary), or transferred to a successor plan, as the Board of Directors or the Committee shall direct in accordance





                                     XII-2
with applicable law. Until all Member's Accounts are fully distributed or transferred, any remaining accounts held in the Trust Fund shall continue to be adjusted in accordance with Section 9.3, and to reflect their proportionate share of the expenses of termination to the extent such expenses are not paid by an Employer.

Section 12.5 - Merger or Consolidation or Transfer

           No merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to or from any other plan, shall occur unless each Member in the Plan would be entitled to receive a benefit immediately after the merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).





                                     XII-3

                                  ARTICLE XIII

                            SPECIAL TOP-HEAVY RULES

Section 13.1- Application

           If this Plan is or becomes a Top-Heavy Plan (as hereinafter defined) in any Plan Year, the provisions of this Article XIII shall apply notwithstanding any conflicting provisions of this Plan. For purposes of this
Article XIII, the term "Employer" shall include all Affiliates.

           The date for determining the applicability of this Article (the "Determination Date") is the last day of the preceding Plan Year.

           Other plans shall be included in determining whether this Plan is "Top-Heavy" based on the determination date as defined in Section 416(g)(4)(C) of the Code for each such plan which occurs in the same calendar year as such Determination Date for this Plan.

Section 13.2 - Top-Heavy Plan

           The Plan shall constitute a Top-Heavy Plan if, as of the Determination Date, (a) the Plan is not part of an Aggregation Group (as hereinafter defined) and the aggregate of the Accounts of Key Employees (as hereinafter defined) under the Plan exceeds sixty percent (60%) of the aggregate of the Accounts





                                     XIII-1
of all Employees under the Plan or (b) the Plan is included in an Aggregation Group and such Group is a Top-Heavy Group (as hereinafter defined).

Section 13.3 - Definitions

           For purposes of this Article XIII, the following definitions shall apply:

           (a) "Key Employee" in this Plan means an employee (including a former employee, whether or not deceased) of an Employer or Affiliate who, at any time during a given Plan Year or any of the four (4) preceding Plan Years is one or more of the following --

                 (i)    An officer of an Employer or an Affiliate having
                       Compensation greater than fifty percent (50%) of the dollar amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year; provided, however, that no more than the lesser of (A) fifty (50) employees or
                       (B) the greater of three (3) employees or ten percent (10%) of all employees are to be treated as officers (exclusive of employees described in Section 414(q)(8) of the Code);





                                     XIII-2

                 (ii) One of the ten (10) employees (A) having Compensation greater than the dollar limit described in Subsection 5.1, and (B) owning (or considered as owning, within the meaning of Section 416(i) of the Code), the largest percentage interest in value of an Employer or Affiliate, provided that such percentage interest exceeds one-half percent (0.5%) in value. If two (2) employees have the same interest in an Employer or Affiliate, the employee having greater Compensation shall be treated as having a larger interest;

                 (iii) A person owning (or considered as owning, within the meaning of Section 416(i) of the Code), more than five percent (5%) of the outstanding stock of an Employer or Affiliate, or stock possessing more than five percent (5%) of the total combined voting power of all stock of an Employer or Affiliate (or having more than five percent (5%) of the capital or profits interest in any Employer or Affiliate





                                     XIII-3
                       that is not a corporation, determined under similar principles); or

                 (iv) A one percent (1%) owner of an Employer or Affiliate having Compensation of more than $150,000. A "one percent (1%) owner" means any person who would be described in clause (iii) hereof if "one percent (1%)" were substituted for "five percent (5%)" in each place where it appears in clause (iii).

                 For each other plan included in the Aggregation Group, "Key Employee" is as defined in Section 416(i) of the Code.

           (b) "Aggregation Group" means the group of plans that includes (i) any plan maintained by an Employer or an Affiliate in which a Key Employee participates during the five (5)-year period ending on such plan's Determination Date, and (ii) each other plan of an Employer or Affiliate which, during such period, enables any plan in clause (i) of this sentence to meet the requirements of Sections 401(a)(4) and 410 of the Code. Collectively bargained plans that cover a Key Employee shall be included for this purpose. Aggregation Group may





                                     XIII-4
                 include terminated plans, frozen plans and, to the extent that benefits are provided with respect to service with an Employer or Affiliate, multiemployer plans (described in Section 414(f) of the Code) and multiple employer plans (described in Section 413(c) of the Code) to which an Employer or Affiliate makes contributions. In any Plan Year, in testing for top-heaviness under Subsection (c) below, the Committee may in its discretion expand the Aggregation Group to take into account any other plan maintained by an Employer or Affiliate, but only if such expanded Aggregation Group does not as a result of such expansion, fail to meet the requirements of Sections 401(a)(4) and 410 of the Code. Collectively bargained plans that do not cover a Key Employee may be included for this purpose.

           (c) The term "Top-Heavy Group" means an Aggregation Group as to which, as of the Determination Date, the sum of -- (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such Group (determined based on the actuarial assumptions set forth in the "top-heavy" provisions of such plans), and (ii) the aggregate





                                     XIII-5
                 of the accounts of Key Employees under all defined contribution plans included in such Group -- exceeds sixty percent (60%) of a similar sum determined for all participants of such plans.

Section 13.4 - Beneficiaries

           The terms "Key Employee" and "participant" include their Beneficiaries.

Section 13.5 - Present Value and Accounts

           For purposes of Sections 13.2 and 13.3(c), the following rules shall apply in determining the present value of the cumulative accrued benefit for any employee and the amount of the account of any employee:

           (a) The present value of accrued benefits and the value of accounts shall be determined as of the most recent Valuation Date that falls within, or on the last day of, the twelve
                 (12)-month period ending on the Determination Date;

           (b) Employer contributions and employee contributions, with the exception of accumulated deductible employee contributions, shall be taken into account;





                                     XIII-6

           (c)   All amounts distributed to an employee within the five
                 (5)-year period ending on the Determination Date shall be taken into account, including any amount distributed from a terminated plan that would have been required to be included in the Aggregation Group had it not been terminated;

           (d) With respect to a transferee plan, any rollover contribution or similar transfer initiated by an employee and made after December 31, 1983, shall be disregarded (except to the extent provided in regulations issued by the Secretary of the Treasury);

           (e) If an employee ceases to be a Key Employee, such employee's accrued benefit and account shall be disregarded (for purposes of determining the present value of cumulative accrued benefits and the amount of the accounts of both Key Employees and all employees) for any Plan Year after the last Plan Year for which he was treated as a Key Employee; and

           (f) The benefits and accounts of persons who have not performed services for an Employer or Affiliate for the five (5)-year period ending on the Determination Date shall be disregarded.





                                     XIII-7

Section 13.6 - Minimum Contribution

           (a) If this Plan is determined to be a Top-Heavy Plan in any Plan Year, then the Employer contribution for such Plan Year for each Participant who is employed by an Employer or Affiliate on the last day of the Plan Year and is not a Key Employee shall be at least three percent (3%) of such Participant's Compensation. The Employer contribution shall not, however, exceed the percentage of each Participant's Compensation that is equal to the highest percentage of Compensation at which contributions are made for the Plan Year for any Key Employee (i) under the Plan or (ii) if the Plan is part of an Aggregation Group, under any defined contribution plan in such Group; provided, however, that this sentence shall not apply if the Plan is required to be included in an Aggregation Group and enables a defined benefit plan to meet the requirements of Section 401(a)(4) or 410 of the Code. For purposes of the preceding sentence, the percentage of Compensation at which contributions are made for a Key Employee shall be computed without regard to Compensation in excess of the ceiling on includable Compensation set forth in Section 13.7.

           (b)   For purposes of this Section 13.6:

                 (1) Contributions made pursuant to Chapter 21 of Title II of the Social Security Act shall be disregarded; and





                                     XIII-8

                 (2)   For Plan Years beginning on or after January 1, 1989,
                       (A) Employer contributions attributable to a salary reduction or similar arrangement (which are made with respect to a Key Employee) shall be taken into account in determining the minimum contribution under this
                       Section 13.6; and (B) Matching Contributions for a non-Key Employee that are taken into account to meet the minimum contribution requirements of this Section 13.6 shall be disregarded in applying the provisions of
                       Section 3.4.

           (c) The provisions of Subsection (a) above shall apply without regard to Section 4.1.

           (d) The provisions of Subsection (a) above shall not apply with respect to any Participant who, for the Plan Year in question, receives the minimum contribution set forth in Subsection (a) above under another Defined Contribution Plan (as defined in Section 5.5(d)) maintained by the Employer or an Affiliate or receives the minimum benefit prescribed in Section 416(c) of the Code under a Defined Benefit Plan (as defined in Section 5.5(b)) maintained by the Employer or an Affiliate.

Section 13.7 - Ceiling on Includable Compensation





                                     XIII-9

           If the Plan is determined to be a Top-Heavy Plan in any Plan Year, then only the Participant's Compensation up to the maximum amount described in
Section 1.13, as adjusted from time to time, shall be taken into account in determining the allocation to the Member's Account of such Participant for the Plan Year.

Section 13.8 - Exception for Collectively Bargained Plans

           Section 13.6 shall not apply to any employee who is included in a collective bargaining unit if there is evidence that retirement benefits were the subject of good faith bargaining between the representatives of such unit and the Employer or an Affiliate, except as to those employees who are Employees.

Section 13.9 - Combined Limit on Contributions and Benefits for Key Employees

           If the Plan is determined to be a Top-Heavy Plan in any Plan Year, then Article V shall be applied by substituting 1.0 for 1.25 in the denominators of the Defined Benefit Plan Fraction (as defined in Section 5.5(c)) and the Defined Contribution Plan Fraction (as defined in Section 5.5(e)); provided, however, that this Section 13.9 shall not apply if both of the following conditions are satisfied:

           (a) the Employer contribution for such Plan Year for each Participant who is not a Key Employee is not





                                    XIII-10
                 less than four percent (4%) of such Participant's Compensation and the minimum benefit provided under the Defined Benefit Plan is increased (over the minimum benefit prescribed in Section 416(c) of the Code) by one percentage point for each year for which such plan was taken into account under Section 416(h) of the Code, up to a maximum of ten percentage points; and

           (b) the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" in Sections
                 13.2 and 13.3(c).

Section 13.10 - Compliance with Section 416 of the Code

           The calculation of the "Top-Heavy" ratio, and the extent to which distributions, rollovers and transfers from this Plan or any other plan included in the Aggregation Group shall be taken into account, will be made in accordance with Section 416 of the Code and applicable regulations thereunder.





                                    XIII-11

                                  ARTICLE XIV

                                 MISCELLANEOUS

Section 14.1 - Effect of Mistake

           In the event of a mistake or misstatement as to age or eligibility of any person, or the amount or kind of contributions, withdrawals or distributions made or to be made to a Member or other person, the Committee shall, to the extent it deems possible, make such adjustment as will in its judgment accord to such Member or other person the credits or distributions to which he is properly entitled under the Plan.

Section 14.2 - Inability to Locate Payee

           If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not file a claim in writing with the Committee in accordance with the claims review procedure set forth in the Summary Plan Description of this Plan within five years (two years on or after January 1, 1990) after the Committee mails written notice of eligibility to his last known address, that benefit will be forfeited at such time as the Committee shall determine in its sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable law). However, the payee later may file a claim for that benefit under Section 10.4, provided the Plan has not been terminated. If that claim is approved, the benefit will





                                     XIV-1
be restored; provided, however, that no interest or other earnings shall be paid with respect to such benefit.

           Amounts forfeited pursuant to this Section 14.2 shall be used to reduce Employer contributions to the Plan under Section 4.1 or to pay expenses of the Plan.

Section 14.3 - Conclusiveness of Records

           In administering the Plan, the Committee may conclusively rely upon an Employer's payroll and personnel records maintained in the ordinary course of business.

Section 14.4 - Plan Not an Employment Contract

           This Plan is not a contract to employ nor a consideration or inducement for the employment of any person and does not give to any person the right to be continued in employment.

Section 14.5 - Gender; Headings

           (a) The masculine pronoun, wherever used herein, shall include the feminine pronoun, the singular as used herein shall include the plural, and the plural shall include the singular, unless the context clearly indicates a different meaning.

           (b) The headings of Sections and Subsections are included solely for convenience of reference and in no way define, limit, enlarge or describe the scope or intent of the





                                     XIV-2

Plan nor in any way shall affect the Plan or the construction of any provision thereof.

Section 14.6 - Counterparts

           This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

Section 14.7 - Illegality of Particular Provision

           The illegality, invalidity or unenforceability of any particular provision of the Plan or Trust Agreement shall not affect any other provisions of the Plan or Trust Agreement, and the Plan and Trust Agreement shall be construed as if such provision had not been included therein.

Section 14.8 - Applicable Law

           The Plan shall be governed by and construed according to the laws of the State of New York except to the extent pre-empted by the Act or any other applicable federal law.

Section 14.9 - Family Members of Highly Compensated Employees

           In determining the identity of Highly Compensated Employees and employees who are not Highly Compensated Employees, and their treatment under the Plan, and for purposes of Section





                                     XIV-3

401(a)(17) of the Code, if an employee is, during a "determination year" or a "look-back year" (as such terms are defined in Section 1.21), a "family member" of either a five-percent (5%) owner (as described in Section 13.3(a)(iii)) who is an active or former employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of compensation (as that term is defined in Section 415(c)(3) of the Code, determined before giving effect to any agreement to make Before Tax Savings contributions under this Plan or to any salary reduction arrangement under any cafeteria plan (within the meaning of Section 125 of the Code)) for such year, then the "family member" and the five-percent (5%) owner or top-10 Highly Compensated Employee shall be aggregated in the manner provided in Sections 414(q)(6) and 401(a)(17) of the Code and applicable regulations.

           In such case, the "family member" and five-percent (5%) owner or top-10 Highly Compensated Employee shall be treated as a single employee receiving Compensation and Plan contributions equal to the sum of such Compensation and contributions of the "family member" and five- percent (5%) owner or top-10 Highly Compensated Employee.

           For purposes of this Section 14.9, "family member" means (i) with respect to the determination of who is a Highly Compensated Employee, the spouse and lineal ascendants and descendants of the employee or former employee and the spouses of





                                     XIV-4
such lineal ascendants and descendants and (ii) with respect to the application of Section 401(a)(17) of the Code in any Plan Year, the spouse of the employee and any lineal descendants of the employee who have not attained age 19 before the close of the Plan Year.

Section 14.10 - Limitation of Liability

           Subject to Section 10.8, no liability shall attach to or be incurred by any stockholder, officer or director of an Employer or any Affiliate under or by reason of the terms, conditions and provisions contained in the Plan or Trust Agreement or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to his participation in the Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Member, spouse or Beneficiary, and by any and all persons claiming under or through such persons, such waiver and release to be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of elections under the Plan.





                                     XIV-5

                                   ARTICLE XV

                SPECIAL PROVISIONS APPLICABLE TO SLHMC EMPLOYEES

Section 15.1 - Definitions

As used in this Article XV, the following terms shall have the meanings hereinafter set forth:


     (a) "Closing" shall mean the closing to take place on or about August 31, 1993 in accordance with, and pursuant to, the transactions contemplated by the Purchase Agreement.


     (b) "GE Capital" shall mean GE Capital Mortgage Services, Inc., a New Jersey corporation.


     (c) "Purchase Agreement" shall mean the stock purchase agreement dated as of July 29, 1993 wherein Shearson agreed to sell to GE Capital the issued and outstanding shares of SLHMC and certain subsidiaries of SLHMC.


     (d) "Shearson" shall mean Shearson Holdings, Inc., a Delaware corporation.


     (e) "SLHMC" shall mean Shearson Lehman Hutton Mortgage Corporation, a Delaware corporation, and its subsidiary companies immediately after the Closing.

Section 15.2 - Contributions

           Notwithstanding anything in Section 4.1 to the contrary, any Employer contribution to be made on behalf of SLHMC employees under this Plan pursuant to Section 4.1 for the Plan Year beginning in 1993 shall be made with respect to each eligible Participant employed by SLHMC on the Closing and without regard to whether such Participant is employed on the last day of such Plan Year; provided, however, in determining the amount of the contribution to be allocated to each such Participant, the threshold dollar amounts of $37,800 and $100,000 set forth in Section 4.1(c) shall be multiplied by a fraction where the numerator shall equal the number of days in such Plan Year prior to the Closing and the denominator shall equal 365.


Section 15.3 - Distributions


           Each Member who is employed by GE Capital or any member of the GE Capital controlled group, within the meaning of Section 414(b), (c), (m) or (o) of the Code, on the Closing (or within six months thereafter in accordance with the terms of the Purchase Agreement) shall be entitled to receive a lump sum distribution of his Member's Account in accordance with the applicable provisions of Section 7.2, provided the distribution otherwise satisfies the applicable requirements of Section 401(k)(10) of the Code and the regulations thereunder.

                                SUPPLEMENT A TO
                         LEHMAN BROTHERS HOLDINGS INC.
                           TAX DEFERRED SAVINGS PLAN


                        Special provisions applicable to
                  residents of the Commonwealth of Puerto Rico

A-1 Purpose and Effect - The purpose of this Supplement A is to amend the Plan in order to comply with the requirements of Section 165(a) and (e) of the Puerto Rico Income Tax Act of 1954 (the "PRITA"). The provisions of this Supplement A shall be effective January 1, 1993 and shall only apply to any resident of the Commonwealth of Puerto Rico ("Supplement A Participant") who is employed by the Company or any corporation, business association, partnership or proprietorship which shall be designated, by appropriate action of the Finance Committee of the Board of Directors of the Company as a participating employer under the Plan (the "Employer").

A-2 Type of Plan - It is the intent of the Company that the Plan be a profit sharing plan as defined in Article 165-1 of the Puerto Rico Income Tax Regulations and that it include a qualified cash or deferred arrangement pursuant to Section 165(e) of PRITA.

A-3 Compensation - Compensation received from sources in Puerto Rico and which is excludable from the gross income of a Supplement A Participant under
     Section 933 of the Internal





                             SUPPLEMENT A - Page 1

     Revenue Code of 1986 shall be considered Compensation under Section 1.13 of the Plan.

A-4 Before Tax Savings Contributions - A Supplement A Participant's Before Tax Savings contributions under the Plan may not in any event exceed the lesser of ten percent (10%) of the Supplement A Participant's Compensation or $7,000, as adjusted under PRITA.

A-5 Actual Deferral Percentage Limits - In addition to the limitations described in Section 3.4 of the Plan, the "actual deferral percentage" (as defined in Section 3.4 of the Plan) for "Highly Compensated Supplement A Participants" (as defined below) for each Plan Year shall not exceed the limitations of Section 3.4(a) and (b) of the Plan by substituting the terms "Highly Compensated Employees" and "not Highly Compensated Employees" with the terms "Highly Compensated Supplement A Participants" and "Not Highly Compensated Supplement A Participants", respectively. For purposes of this paragraph A-5, the term "Highly Compensated Supplement A Participant" means any Supplement A Participant who is eligible to participate in the Plan and is more highly compensated than two-thirds of all other Supplement A Participants eligible to participate in the Plan and employed by the same Employer. Any other





                             SUPPLEMENT A - Page 2

     Supplement A Participant is a "Not Highly Compensated Supplement A Participant."

     For purposes of this paragraph A-5, if more than one plan providing a cash or deferred arrangement (within the meaning of Section 165(e) of PRITA) is maintained by the Employer or an Affiliate, the "actual deferral percentage" (as defined in Section 3.4 of the Plan) of any Highly Compensated Supplement A Participant who participates in more than one such plan or arrangement shall be determined as if all such arrangements were a single plan or arrangement.

     If two or more plans are aggregated for purposes of Sections 165(a)(3) or 165(a)(4) of PRITA, such plans shall be aggregated for purposes of determining the "actual deferral percentage" of Supplement A Participants as if all such plans were a single plan.

A-6 Distribution of Puerto Rico Excess Contributions - To the extent permitted under applicable laws and regulations, Puerto Rico Excess Contributions for a Plan Year, plus any income or minus any loss allocable thereto, shall be distributed no later than the close of the following Plan Year. For purposes of this paragraph A-6, the term "Puerto Rico Excess Contributions" means the Before Tax Savings contributions by Highly Compensated Supplement A





                             SUPPLEMENT A - Page 3

     Participants in excess of the limitations of Section 3.4(a) and (b) of the Plan.

A-7 Matching Contributions Only for Permissible Before Tax Savings Contributions - To the extent permitted by applicable laws and regulations, no Matching Contributions shall be made with respect to Puerto Rico Excess Contributions distributable pursuant to paragraph A-6 or Before Tax Savings contributions in excess of the limitations of paragraph A-4.

A-8 Contributions May Not Exceed Amount Deductible - In no event shall Employer contributions under Article IV of the Plan for any taxable year exceed the maximum amount (including amounts carried forward) deductible for that taxable year under Section 23(p) of PRITA.

A-9  Contributions Conditioned on Deductibility and Savings Plan Qualification
     - Each contribution by an Employer under Article IV of the Plan is conditioned on the deductibility of such contribution under Section 23(p) of PRITA for the taxable year for which contributed, and on the initial qualification of the Plan under Section 165(a) of PRITA.

A-10 Rollover Contributions - Contributions by a Supplement A Participant under
     Section 3.8 of the Plan are limited to amounts distributed from an employee retirement plan that also qualifies under Section 165(a) of PRITA.





                             SUPPLEMENT A - Page 4

A-11 Payment of Contributions - Contributions to the Plan by an Employer engaged in business in Puerto Rico shall be paid to the Trustee not later than the due date for filing its Puerto Rico Income Tax Return for the taxable year in which such payroll period falls, including any extension thereof.

A-12 Use of Terms - All terms and provisions of the Plan shall apply to this Supplement A, except that where the terms and provisions of the Plan and this Supplement A conflict, the terms and provisions of this Supplement A shall govern.



                             SUPPLEMENT A - Page 5